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                   THIRD AMENDED AND RESTATED APPLICATION FOR
                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                          Dated as of February 11, 1998

                                      among

                        JAMES RIVER COGENERATION COMPANY

                                       and

                             THE BANKS NAMED HEREIN,

                                       and

                                CREDIT LYONNAIS,
                            as Issuing Bank and Agent


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                  THIRD AMENDED AND RESTATED APPLICATION FOR LETTER OF CREDIT
AND REIMBURSEMENT AGREEMENT, dated as of February 11, 1998, entered into by and among JAMES RIVER COGENERATION COMPANY, a North Carolina general partnership (the "Applicant" or the "Partnership"), each of the banks that is or may from time to time be identified as a "Bank" on the signature pages hereof or is a "Purchasing Bank" pursuant to Section 14.3(b) hereof (individually, a "Bank," and collectively, the "Banks"), CREDIT LYONNAIS, as the issuer of the Debt Service Letter of Credit referred to below (in such capacity, the "Issuing Bank") and CREDIT LYONNAIS, as agent for the Banks and the Issuing Bank (in such capacity, the "Agent").


                              W I T N E S S E T H :


                  WHEREAS, Cogentrix of Virginia, Inc., a Virginia corporation ("Cogentrix Virginia"), entered into an Application for Letter of Credit and Reimbursement Agreement dated as of December 1, 1986, as amended by a First Amendment dated as of February 20, 1987 (the "Original Reimbursement Agreement"), with Banque Paribas, New York Branch, Kansallis-Osake-Pankki, New York Branch, DnC America Banking Corporation and Credit Suisse (the "Original Banks"), Banque Paribas, New York Branch as the "Issuing Bank" thereunder (in such capacity, the "Original Issuing Bank") and Banque Paribas, New York Branch as the agent for the Original Banks (in such capacity, the "Original Agent"), pursuant to which, among other things, the Original Issuing Bank issued its irrevocable letter of credit No. 718683 dated February 20, 1987 in the amount of $86,631,250 as security for commercial paper notes issued from time to time by Cogentrix Virginia, and the Original Banks agreed to make loans to Cogentrix Virginia, all in order to finance the construction by Cogentrix Virginia of the Facility; and

                  WHEREAS, on October 12, 1987 Cogentrix Virginia transferred and assigned all of its properties and assets, including its interest in the Facility, to the Partnership, and in connection therewith the Partnership and Cogentrix Virginia entered into an Assumption and Modification Agreement dated as of October 1, 1987 with the Issuer, the Original Banks and the Original Agent (the "Assumption and Modification Agreement"), pursuant to which, among other things, (i) Cogentrix Virginia transferred and assigned to the Partnership, and the Partnership assumed, all of Cogentrix Virginia's rights and interests and all of its duties, obligations, indebtedness, liabilities and agreements in, to and under or arising out of or in connection with the Original Reimbursement Agreement and the other "Financing Documents" (as defined in the Assumption and Modification Agreement), and (ii) the Original Reimbursement Agreement and the other Financing Documents were amended in various respects in order to give effect to such transfer and assumption and to substitute the Partnership for Cogentrix Virginia as the "Applicant" under the Original Reimbursement Agreement and as a party to the other Financing Documents; and

                  WHEREAS, the parties to the Original Reimbursement Agreement (as modified by the Assumption and Modification Agreement) amended and restated such agreement (as so modified) pursuant to the Amended and Restated Application for Letter of Credit and Reimbursement Agreement, dated as of September 1, 1988, among the Partnership, the Original Issuing Bank, the banks parties thereto and the Original Agent, and such parties subsequently amended such Amended and Restated Application for Letter of Credit and Reimbursement Agreement pursuant to Amendment No. 1 dated as of December 1, 1993, Amendment No. 2 dated as of February 15, 1995, and Amendment No. 3 dated as of March 15, 1996, each among the Partnership, the Original Issuing Bank, said banks and the Original Agent (such Amended and Restated Application for Letter of Credit and Reimbursement Agreement, as so amended, the "First Amended and Restated Reimbursement Agreement"); and

                  WHEREAS, the parties to the First Amended and Restated Reimbursement Agreement amended and restated such agreement pursuant to the Second Amended and Restated Application for Letter of Credit and Reimbursement Agreement, dated as of July 1, 1996 (the "Existing Reimbursement Agreement"), among the Partnership, the banks parties thereto and the Original Agent in order, among other things, to convert the letter of credit enhanced commercial paper facility provided for in the First Amended and Restated Reimbursement Agreement to a term loan facility on the terms set forth in the Existing Reimbursement Agreement and to remove the Original Issuing Bank in its capacity as such as a party;

                  WHEREAS, Credit Lyonnais, immediately prior to this Agreement's becoming effective pursuant hereto on the Effective Date (as hereinafter defined), will purchase the outstanding loans (the "Existing Term Loans") made under the Existing Reimbursement Agreement by each of Banque Paribas, New York Branch ("Paribas"), ABN AMRO Bank, N.V., New York Branch ("ABM"), Compagnie Financiere de CIC et de L'Union Europeenne ("CIC"), Credit Suisse First Boston (formerly Credit Suisse) ("CSFB"), Landesbank Hessen-Thuringen Girozentrale ("Helaba") and National Australia Bank Ltd. ("NAB") as the banks parties thereto (Paribas, ABN, CIC, CSFB, Helaba and NAB, collectively, the "Transferor Banks") and will assume all of the rights and obligations of the Transferor Banks under the Existing Reimbursement Agreement;

                  WHEREAS, pursuant to subsection 12.8 of the Existing Reimbursement Agreement, Paribas will resign as the Original Agent thereunder immediately prior to this Agreement's becoming effective on the Effective Date (as hereinafter defined); and

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                                                                               3


                  WHEREAS, the Agent is willing to assume the obligations and responsibilities of the Original Agent under the Existing Reimbursement Agreement; and

                  WHEREAS, the parties hereto mutually desire to amend the Existing Reimbursement Agreement to provide for, among other things, the making by the Banks of the Additional Term Loans on the Effective Date (as such terms are hereinafter defined), and the issuance by the Issuing Bank of the Debt Service Letter of Credit (as hereinafter defined) in favor of the Agent, and for convenience to restate the Existing Reimbursement Agreement, as so amended, in its entirety as hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree that on the Effective Date (as hereinafter defined) the Existing Reimbursement Agreement shall be amended and restated in its entirety to read as follows:


                                    SECTION 1

                     CERTAIN DEFINITIONS, CERTAIN DOCUMENTS
                            AND ACCOUNTING PRINCIPLES

                  SECTION 1.1. Certain Definitions. The following terms shall have the following respective meanings (all terms defined in this Section 1.1 and in other provisions of this Agreement used in the singular to have the same meanings when used in the plural and vice versa):

                  "Acceleration Event" shall have the meaning assigned thereto in Section 3A.1 hereof.

                  "Additional Contract" shall mean any contract of the Partnership, other than those specifically described in the definition of "Assigned Agreements", providing for (i) the sale or exchange by the Partnership of any of the Facility's electrical or steam output or (ii) the supply or transportation of fuel, goods or services essential to the operation of the Facility other than employment contracts and contracts involving less than $50,000 or (iii) the removal of ash from the Facility or (iv) the acquisition of real or personal property related to any construction relating to, or the maintenance or operation of, the Project.

                  "Additional Term Loans" shall have the meaning assigned thereto in Section 3.1(b) hereof.

                  "Administration Fee" shall have the meaning assigned thereto in Section 3.8(a) hereof.

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                                                                               4


                  "Affiliated Obligors" shall mean the Partnership, Cogentrix Virginia and Capistrano.

                  "Agreement" shall mean this Third Amended and Restated Application for Letter of Credit and Reimbursement Agreement.

                  "Allied" shall mean AlliedSignal Inc., a Delaware corporation.

                  "Applicable Lending Office" shall mean, for each Bank and for each Type of Term Loan, the Lending Office of such Bank (or of an affiliate of such Bank) designated for such Type of Term Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Partnership as the office at which its Term Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall mean (a) with respect to each Prime Rate Loan, from the Effective Date to but not including the first anniversary of the Effective Date, 0.250%, and thereafter, 0.375%; (b) with respect to each CD Rate Loan, from the Effective Date to but not including the first anniversary of the Effective Date, 1.0%, and thereafter, 1.125% and (c) with respect to each Eurodollar Rate Loan, from the Effective Date to but not including the first anniversary of the Effective Date, 0.875%, and thereafter, 1.0%.

                  "Ash Disposal Contract" shall mean the Agreement for Ash Removal Services dated as of January 27, 1990 between RTI and the Partnership.

                  "Assigned Agreements" shall mean, collectively, the Construction Contract, the Power Purchase Agreement, the Steam Purchase Agreement, the Coal Sales Agreement, the Transportation Contract, the Ash Disposal Contract, the Technical Services Agreement, the Operation and Maintenance Agreement and, from and after the date any Additional Contract is entered into by the Partnership, such Additional Contract.

                  "Assignments" shall mean the Assignments listed on Schedule 3 entered into by Cogentrix Virginia in favor of the Grantee, and assumed by the Partnership pursuant to the Assumption and Modification Agreement, and from and after the date any Additional Contract is entered into by the Partnership, the Assignment with respect to such Additional Contract

                  "Assumption and Modification Agreement" shall mean the Assumption and Modification Agreement dated as of October 1,


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                                                                               5


         1987 among Cogentrix Virginia, the Partnership, the Issuer, the Original Agent and the Transferor Banks.

                  "Available Amount" shall have the meaning assigned thereto in
         Section 3A.2 hereof.

                  "Available Project Cash Flow" shall mean, for any period, the amount, if any, by which Project Cash Flow for such period exceeds Debt Service for such period.

                  "Bank Assignment" shall mean the Loan Transfer Supplement, dated as of February 11, 1998, among the Transferor Banks and Credit Lyonnais, substantially in the form of Exhibit K hereto.

                  "Borrowing Request" shall mean a request and certificate of the Partnership substantially in the form of Exhibit A hereto.

                  "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and, if such day relates to a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, a Eurodollar Rate Loan or a notice by the Partnership with respect to any such payment, prepayment, Conversion or Interest Period, which day is also a Working Day.

                  "Capistrano" shall mean Capistrano Cogeneration Company, a California corporation.

                  "Capital Lease" shall mean any lease of property, real or personal, which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee or, if not so capitalized, for which the amounts of the asset and liability (had such lease been capitalized) would at such time be so required to be disclosed in a note to such a balance sheet.

                  "Cash Operating Costs" of the Partnership shall mean, for any period, the sum of the following for the Partnership (without duplication): (a) the sum of all salaries, bonuses, employee benefits and other compensation paid plus (b) Fuel costs and the cost of other materials and utilities paid, including the transportation costs for Fuel and such other materials, plus (c) insurance premiums paid plus
         (d) costs of operating and maintaining the Project paid, including, without limitation, amounts paid pursuant to the Operation and Maintenance Agreement, plus (e) property taxes and other taxes (except income taxes) paid plus (f) fees paid for accounting, legal and other professional services plus (g) general and administrative expenses paid (including, without limitation, lease payments in respect of office space) plus (h) capital expenditures (except to the extent that such capital expenditures are paid with the proceeds of capital contributions of the Partners or Junior Working Capital Loans) plus (i) all other cash expenditures relating to operating costs and maintenance costs of the Project, plus (j) Specified Costs paid, excluding, however, from items (a) through (j) above, payments with respect to federal, state and local income taxes, payments of the Overhead Fee, payments of the Incentive Compensation Fee, payments in respect of any allocation of regional or central support costs and payments of principal, interest or fees with respect to Debt of the Partnership; provided, that (i) in the event that Specified Costs are incurred during any period in which Cogentrix Energy is required to provide funds on behalf of the Partnership pursuant to Section 2.02 of the Cogentrix Energy Indemnity Agreement, such Specified Costs shall be included as Cash Operating Costs only to the extent Cogentrix Energy shall have actually provided such funds in accordance with such section on or before the date such Specified Costs become due and payable and
         (ii) in the event that during any period Cogentrix Energy and EME shall have paid under the Indemnity Agreements an amount or amounts which, when added to all other amounts which Cogentrix Energy and EME shall have paid under such agreements, equals or exceeds $21,200,000, Specified Costs paid during such period or any period thereafter shall be included as Cash Operating Costs in any period only to the extent that the amount of such Specified Costs, when added to the amount of all Specified Costs previously paid, do not exceed $21,200,000.

                  "CD Assessment Rate" shall mean, for any day as applied to any CD Rate Loan, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Credit Lyonnais to be payable by prime banks to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in dollars at offices of such banks in the United States.

                  "CD Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a CD Rate Loan, the rate of interest per annum equal to the rate notified to the Partnership by the Agent as the average rate per annum bid at 11:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by a total of three certificates of deposit dealers of recognized standing selected by Credit Lyonnais for the purchase at face value from Credit Lyonnais of its certificates of deposit in an amount comparable to the CD Rate Loan of Credit Lyonnais to which such Interest Period applies and having a maturity comparable to such Interest Period.

                  "CD Rate" shall mean, with respect to each day during each Interest Period pertaining to a CD Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                           CD Base Rate
                  ----------------------------       + CD Assessment Rate
                  1.00 - CD Reserve Percentage

                  "CD Rate Loan" shall mean a Term Loan which bears interest as provided in Section 3.4(b).

                  "CD Reserve Percentage" shall mean, for any day as applied to any CD Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the Interest Period for such CD Rate Loan and in an amount of $100,000 or more.

                  "CHC" shall mean Cogentrix Holdings Corporation, a North Carolina corporation and a wholly-owned subsidiary of Delaware Holdings.

                  "Coal Sales Agreement" shall mean the Coal Sales Agreement dated as of December 1, 1986 between Pontiki and Cogentrix Virginia, together with the Guarantee Agreement dated as of December 1, 1986 by MAPCO Coal, Inc. in favor of Cogentrix Virginia, as assigned by Cogentrix Virginia to the Partnership with the consent of Pontiki and MAPCO Coal, Inc. on October 12, 1987 pursuant to the Transfer Document.

                  "Cogentrix Energy" shall mean Cogentrix Energy, Inc., a North Carolina corporation.

                  "Cogentrix Energy Indemnity Agreement" shall mean the Indemnity Agreement, dated as of February 11, 1998, between Cogentrix Energy and the Agent, substantially in the form of Exhibit M-1 hereto.

                  "Cogentrix Virginia" shall mean Cogentrix of Virginia, Inc., a Virginia corporation.

                  "Collateral" shall mean, collectively, the "Collateral" as defined in the Security Agreement and the Partner Assignments, the "Property" as defined in the Mortgage, the "Collateral" as defined in the Parent Pledge Agreement and the "Accounts" (and all cash and securities on deposit therein) as defined in the Security Deposit Agreement.

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                                                                               8


                  "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Partnership within the meaning of Section 4001 of ERISA.

                  "Consent and Agreement" shall mean the collective reference to each Consent and Agreement listed on Schedule 4 and each of the other consents and agreements executed and delivered by the parties (other than the Partnership) to each Assigned Agreement, consenting to the assignment by the Partnership to the Grantee on behalf of the Secured Parties of such Assigned Agreement.

                  "Construction Contract" shall mean the Amended and Restated Turnkey Construction Agreement, dated as of December 1, 1986, by and between Cogentrix Virginia and the Contractor, as assigned by Cogentrix Virginia to the Partnership with the consent of the Contractor on October 12, 1987 pursuant to the Transfer Document.

                  "Consulting Professional" shall mean the Harris Group or (subject to the prior written consent of the Partnership, which consent shall not be unreasonably withheld) any other independent engineering firm approved in writing by the Agent.

                  "Contractor" shall mean Combustion Engineering, Inc., a Delaware corporation.

                  "Convert," "Conversion" and "Converted" each shall refer to a conversion of Loans of one Type into Loans of another Type.

                  "Credit Office" shall mean, with respect to any Bank, (a) the office of such Bank located at its address specified under the heading "Address for Notices" on the signature pages hereof or (b) any other office of such Bank in the United States hereafter selected by such Bank as provided in Section 14.2 hereof.

                  "Debt" shall mean, as to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including repurchase obligations);
         (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) (i) all obligations of such Person upon which interest charges are customarily paid, (ii) all obligations of such Person under any conditional sale or other title retention agreement relating to property purchased by such Person and (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services (in each case other than obligations under agreements for the purchase of goods (including fuel) and services in the normal course of business which are not more than 90 days past due); (d) all obligations of such Person associated with Capital Leases; (e) all obligations of such Person associated with interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements; (f) all obligations of such Person associated with direct or indirect guarantees of, and all obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, any Debt of any other Person (other than endorsements of negotiable instruments in the ordinary course of business); (g) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances and (h) all obligations of such Person or a Commonly Controlled Entity to a Multiemployer Plan.

                  "Debt Coverage Ratio" shall mean, for the Partnership for any period, the ratio of (a) Project Cash Flow for such period to (b) Debt Service.

                  "Debt Service" shall mean, for any period, the sum, without duplication, of (a) all amounts payable by the Partnership during such period pursuant to this Agreement in respect of principal of, and interest on, the Loans, (b) all amounts, if any, payable by the Partnership (minus the amounts, if any, receivable by the Partnership to the extent such amounts have actually been received by the Partnership, or may be set off or applied by the Partnership against amounts payable by the Partnership) during such period under any Swap or any other interest rate hedging arrangement, (c) fees payable under or in connection with this Agreement (including without limitation all Administration Fees and Debt Service Letter of Credit Fees) and (d) all other amounts in respect of principal, interest, cash collateral and other fees and expenses payable by the Partnership during such period to any of the Financing Parties pursuant to any of the Project Documents (whether upon the payment date thereof, by acceleration or otherwise).

                  "Debt Service Letter of Credit" shall mean the irrevocable letter of credit, substantially in the form of Exhibit C hereto to be issued pursuant thereto by the Issuing Bank in favor of the Agent, on behalf of the Banks and the Issuing Bank, for the account of the Partnership and in the amount of the Required Stated Amount.

                  "Debt Service Letter of Credit Fee" shall have the meaning assigned thereto in Section 3A.6 hereof.

                  "Debt Service Letter of Credit Loans" shall have the meaning assigned thereto in Section 3A.4(a) hereof.

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                                                                              10


                  "Debt Service Letter of Credit Note" shall have the meaning assigned thereto in Section 3A.4(e) hereof.

                  "Default" shall mean the occurrence of an Event of Default or an event which with the giving of notice or lapse of time or both as specified in Section 9 hereof would become an Event of Default.

                  "Default Rate" shall mean, for any day, the Prime Rate for such day plus a margin of 2%.

                  "Delaware Holdings" shall mean Cogentrix Delaware Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Cogentrix Energy.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Easement Agreements" shall mean the Easement Agreements described in Section 2 of the Transfer Document.

                  "Effective Date" shall have the meaning assigned thereto in
         Section 6.1 hereof.

                  "EME" shall mean Edison Mission Energy, a California corporation.

                  "EME Indemnity Agreement" shall mean the Indemnity Agreement, dated as of February 11, 1998, between EME and the Agent, substantially in the form of Exhibit M-2 hereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Liabilities" shall have the meaning ascribed thereto in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Rate" shall mean, for any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by Credit Lyonnais to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period (subject to the provisions of Section 3.6 hereof) for a period equal to such Interest Period and in an amount substantially equal to the amount of such Eurodollar Rate Loan to be outstanding during such Interest Period from Credit Lyonnais.

                  "Eurodollar Rate Loan" shall mean a Loan which bears interest as provided in Section 3.4(c) hereof.

                  "Event of Default" shall have the meaning assigned thereto in
         Section 9 hereof.

                  "Event of Loss" shall mean (i) the actual or constructive total loss of all or substantially all of the Facility, or the condemnation, confiscation or seizure of, or requisition of title to, or requisition by any governmental authority of the use of, all or substantially all of the Facility; or (ii) the loss, destruction or damage of, or condemnation, confiscation or seizure of, or requisition of title to, or requisition by any governmental authority of the use of, such material portion of the Project as shall render the Facility unable to operate at substantially the same level of operation as prior to the occurrence of such event or as a Qualifying Facility, unless (in the case of this clause (ii)) (x) no Event of Default shall have occurred and be continuing at the time of occurrence of or immediately after giving effect to any of the events specified in this clause (ii),
         (y) it is feasible to restore, rebuild or replace the affected portion of such Project and (z) in the opinion of the Consulting Professional, sufficient funds are or will be available to the Partnership (1) to restore, rebuild or replace the affected portion of the Project so that the Facility will be able to operate as a Qualifying Facility at substantially the same level of operation as prior to the occurrence of such event within twenty-four months after the occurrence of such event and (2) to pay all Debt Service until such restoration, rebuilding or replacement is completed.

                  "Existing Reimbursement Agreement" shall have the meaning specified in the recitals hereto.

                  "Existing Swap" shall mean the Interest Rate and Currency Exchange Agreement dated as of July 13, 1990 between the Partnership and Paribas providing for an interest rate swap transaction the Confirmation for which is dated as of March 1, 1994.

                  "Expiration Date" shall have the meaning specified in Section 3A.1 hereof.

                  "Facility" shall mean the cogeneration facility having a gross nameplate rating of 110 megawatts constructed on the Site pursuant to the Construction Contract, consisting of two 55 megawatt turbine/generators, six 157,500 lb/hr boilers, six baghouses, coal handling system, ash handling system, cooling water system and other equipment and systems meeting the design specifications set forth in the Construction Contract.

                  "Federal Funds Rate" shall mean the rate per annum (rounded upwards to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal Funds brokers on such day as published by the Federal Reserve Bank of New York; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on the next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted by Credit Lyonnais on such day on such transactions as determined by the Agent.

                  "FERC" shall mean the Federal Energy Regulatory Commission.

                  "Final Payment Date" shall mean December 31, 2002.

                  "Financing Parties" shall mean the Secured Parties.

                  "Fuel" shall mean the bituminous coal used or intended to be used as fuel for the Facility.

                  "GAAP" shall mean generally accepted accounting principles, as in effect from time to time.

                  "Government Approvals" shall mean any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any governmental authority or legal or administrative body, federal, state or local, relating to the construction, operation or maintenance of the Project or to the execution, delivery or performance of any Project Document.

                  "Grantee" shall mean Credit Lyonnais, as grantee for the benefit of the Secured Parties under the Parent Pledge Agreement, the Security Agreement, the Assignments, the Partner Assignments and the Security Deposit Agreement.

                  "Ground Lease" shall mean the Ground Lease dated January 31, 1986, as amended by First Amendment to Ground Lease dated as of December 15, 1986 and by Second Amendment to Ground Lease dated as of June 10, 1988, between Allied, as lessor, and Cogentrix Virginia, as lessee, with respect to the Site, as assigned by Cogentrix Virginia to the Partnership with the consent of Allied on October 12, 1987 pursuant to the Transfer Document.

                  "Incentive Compensation Fee" shall mean the "Incentive Compensation" payable by the Partnership to Cogentrix Virginia pursuant to Section 7.02 of the Operation and Maintenance Agreement.

                  "Indemnity Agreements" shall mean the collective reference to the Cogentrix Energy Indemnity Agreement and the EME Indemnity Agreement.

                  "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                  "Insolvent" shall mean pertaining to a condition of Insolvency.

                  "Installment Payment Date" shall have the meaning assigned thereto in Section 3.2 hereof.

                  "Insurance Advisor" shall mean Sedgewick Power and Nuclear Services or (subject to the prior written consent of the Partnership, which consent shall not be unreasonably withheld) such other insurance advisor as the Banks may engage to examine and advise the Banks with respect to the insurance relating to the Project.

                  "Interest Period" shall mean (a) with respect to each Eurodollar Rate Loan, the period beginning on, as the case may be, the date of Conversion of a Prime Rate Loan or a CD Rate Loan into such Eurodollar Loan or the date of expiration of the then current Interest Period for such Eurodollar Loan, and ending one, three, six or twelve months thereafter (to the extent available), as selected by the Partnership in its notice of Conversion or continuation as provided in
         Section 3.7 hereof and (b) with respect to any CD Rate Loan, a period beginning on, as the case may be, the date of Conversion of a Prime Rate Loan or a Eurodollar Loan into such CD Rate Loan or the date of expiration of the then current Interest Period for such CD Rate Loan, and ending 30, 90, 180 or 360 days thereafter (to the extent available), as selected by the Partnership in its notice of Conversion or continuation as provided in Section 3.7 hereof; provided, however, that:

                               (i) each Interest Period pertaining to a
                  Eurodollar Loan which would otherwise end on a day which is not a Working Day shall end on the next succeeding Working Day (or, if such next succeeding Working Day falls in the next succeeding calendar month, on the next preceding Working Day);

                              (ii) each Interest Period pertaining to a CD Rate
                  Loan which would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day;

                             (iii) the Partnership may not select an Interest
                  Period with respect to any Loans which ends after an Installment Payment Date unless, after giving effect to such selection, the outstanding aggregate principal amount of all Loans which have Interest Periods which end after such Installment Payment Date shall be equal to or less than the aggregate principal amount of all such Loans which will be outstanding after giving effect to the payment of principal thereof required to be made on such Installment Payment Date pursuant to Section 3.2 hereof;

                              (iv) Interest Periods commencing on the same date
                  for Eurodollar Rate Loans shall be of the same duration;

                               (v) if the Partnership shall fail to give notice
                  as provided in Section 3.7 hereof, the Partnership shall be deemed to have selected a Loan of the same Type as the Loan with respect to which the Interest Period is expiring and having an Interest Period of the same duration as the expiring Interest Period;

                              (vi) any Interest Period pertaining to a
                  Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

                             (vii) the Partnership shall select Interest Periods
                  so as not to require a payment or optional prepayment of any Eurodollar Loan or CD Rate Loan during an Interest Period for such Loan; and

                            (viii) the Partnership shall not select any Interest
                  Period in respect of any Eurodollar Loan which is a Debt Service Letter of Credit Loan that will end after the next succeeding Quarterly Distribution Date.

                  "Issuing Bank" shall mean Credit Lyonnais, in its capacity as the issuer of the Debt Service Letter of Credit.

                  "Junior Debt" shall mean any unsecured Debt and other unsecured obligations of the Partnership evidenced by an instrument or instruments subordinated to the rights of the holders of the Notes hereunder by provisions substantially in the form of Exhibit G hereto or incorporating such provisions by reference.

                  "Junior Working Capital Loans" shall mean any unsecured Debt which (a) constitutes Junior Debt, (b) is for money borrowed by the Partnership (or deemed to be borrowed by the

         Partnership pursuant to Section 3.05 of either Indemnity Agreement) from and owed to Cogentrix Energy, Delaware Holdings, EME or either of the Partners, and (c) the proceeds of which are used entirely to pay Cash Operating Costs, Debt Service or a "Shortfall Amount" (as defined in the Indemnity Agreements).

                  "Lien" shall mean any mortgage, pledge, lien, security interest, deed of trust or other charge or encumbrance of any kind, or any other type of preferential arrangement (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

                  "Loan Transfer Supplement" shall mean a loan transfer supplement substantially in the form of Exhibit L hereto.

                  "Loans" shall mean the collective reference to the Term Loans and the Debt Service Letter of Credit Loans; individually, a "Loan."

                  "Majority Banks" shall mean, at any time, Banks who at such time hold at least 60% of the aggregate unpaid principal amount of the Term Loans.

                  "Monthly Distribution Date" shall have the meaning assigned thereto in the Security Deposit Agreement.

                  "Mortgage" shall mean the Deed of Trust and Security Agreement dated as of December 23, 1986, as amended by Deed of Substitution of Trustees dated October 9, 1987 and by Amendment of Deed of Trust and Assumption Agreement dated as of October 12, 1987, among Cogentrix Virginia, the Partnership, the Trustee and the Original Agent, and as further amended by the Amendment of Deed of Trust dated as of September 1, 1988, by and between the Partnership, the Trustee and the Original Agent, and by the Amendment of Credit Line Deed of Trust, dated as of July 1, 1996, by and between the Partnership, the Trustee and the Original Agent, and as to be further amended on or before the Effective Date by the Mortgage Amendment.

                  "Mortgage Amendment" shall mean the Amendment of Credit Line Deed of Trust substantially in the form of Exhibit E hereto, to be entered into by the Partnership, the Trustee and the Agent on or before the Effective Date.

                  "Mortgagee" shall mean, collectively, the substitute trustees and the beneficiaries' agent under the Mortgage.

                  "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Notes" shall mean the collective reference to the Term Notes and the Debt Service Letter of Credit Note; individually, a "Note."

                  "Obligations" shall mean all of the obligations and liabilities of the Partnership to the Secured Parties or any of them now or in the future existing under or in connection with this Agreement, the Notes, the Swaps or any of the other Project Documents (as any of the foregoing may from time to time be amended, modified, substituted, extended or renewed), direct or indirect, absolute or contingent, due or to become due, now or hereafter existing.

                  "Obligors" shall mean the Partnership, Cogentrix Virginia, Capistrano, EME, Cogentrix Energy, Delaware Holdings, CHC, the Parent, VEPCO, Pontiki, MAPCO Coal, Inc., Allied, the Railroad Carrier, RTI and each other party to any of the Project Documents (other than any Financing Party).

                  "Officer's Certificate" shall mean, in respect of any corporation, a certificate of the President, any Vice President, the Chief Financial Officer or the Treasurer of such corporation and, in respect of the Partnership, a certificate of its Executive Director or its Treasurer.

                  "Operation and Maintenance Agreement" shall mean the Operations, Maintenance and Management Agreement dated as of October 1, 1987, as amended by Amendment No. 1 thereto dated as of May 1, 1990, and Amendment No. 2 thereto dated as of July 1, 1996, between the Partnership and Cogentrix Virginia.

                  "Overhead Fee" shall mean the portion of "Basic Compensation" payable to Cogentrix Virginia pursuant to Section 7.01 of the Operation and Maintenance Agreement for "other personnel provided and services rendered."

                  "Parent" shall mean Cogentrix, Inc., a North Carolina corporation which is a wholly-owned Subsidiary of CHC and the owner of all of the outstanding capital stock of Cogentrix Virginia.

                  "Parent Pledge Agreement" shall mean the Pledge and Security Agreement dated as of December 1, 1986, as amended by Amendment No. 1 thereto dated as of September 1, 1988, between the Parent and Paribas as the Grantee and as supplemented by the Supplement to Pledge Agreement dated December 15, 1993 made by the Parent and Cogentrix Energy to the Original Agent, and as further amended by Amendment No. 2 thereto dated as of July 1, 1996, between the Parent and Paribas as the Grantee and as to be amended on or before the Effective Date by Amendment No. 3 to the Pledge and Security Agreement between the Parent and the Grantee, substantially in the form of Exhibit F hereto.

                  "Paribas" shall mean Banque Paribas, New York Branch.

                  "Partner Assignments" shall mean (a) the Assignment and Security Agreement dated as of October 1, 1987, as amended by the Amendment No. 1 thereto dated as of September 1, 1988 and the Amendment No. 2 thereto dated as of July 1, 1996, between Capistrano and Paribas as the Grantee, as to be amended on or before the Effective Date by an Amendment substantially in the form of Exhibit H-2 hereto, and (b) the Assignment and Security Agreement dated as of October 1, 1987, as amended by Amendment No. 1 dated as of September 1, 1988 and the Amendment No. 2 thereto dated as of July 1, 1996, between Cogentrix Virginia and Paribas as the Grantee, as to be amended on or before the Effective Date by an Amendment substantially in the form of Exhibit H-1 hereto.

                  "Partners" shall mean Cogentrix Virginia and Capistrano, the sole general partners of the Partnership.

                  "Partnership Agreement" shall mean the General Partnership Agreement dated as of September 30, 1987 between Cogentrix Virginia and Capistrano.

                  "Partnership Distribution Date" shall have the meaning assigned to that term in the Security Deposit Agreement.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Investments" shall have the meaning assigned to that term in the Security Deposit Agreement.

                  "Permitted Liens" shall mean (a) the Liens of the Security Documents; (b) purchase money security interests in respect of Debt in the aggregate not exceeding $500,000 at any time arising out of equipment purchases; (c) Liens in favor of any Person other than in favor of any affiliate of the Partnership (including without limitation any Affiliated Obligor) which arise in the ordinary course of business of the Partnership but not in connection with any Debt and which do not in the aggregate materially impair the use and value of the Partnership's property or assets in the conduct of its business or impair the rights or interests of the Banks or the Agent with respect to the collateral; provided that if any such Lien arose in connection with any tax assessment, governmental charge or levy or claim referred to in Section
         7.5 hereof the Partnership or any Partner, as the case may be, shall be diligently contesting the same and shall have set aside adequate reserves with respect thereto in accordance with the provisions of the second sentence of said Section 7.5; (d) any exceptions to title, acceptable to the Banks, which are contained in the title insurance policy delivered to the Agent pursuant to Section 6 hereof; and (e) Liens in favor of any Swap Counterparty in respect of any Swap.

                  "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Plan" shall mean at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Partnership or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pontiki" shall mean Pontiki Coal Corporation, a Delaware corporation.

                  "Power Purchase Agreement" shall mean the Power Purchase and Operating Agreement dated as of December 31, 1985, as amended by Amendment No. 1 dated as of December 15, 1986, by Amendment No. 2 dated March 18, 1987, by Amendment No. 3 dated as of July 1, 1989 and by Amendment No. 4 dated as of January 1, 1996, between VEPCO and Cogentrix Virginia, providing for the purchase by VEPCO of the net electricity produced by the Facility, as assigned by Cogentrix Virginia to the Partnership with the consent of VEPCO on October 12, 1987 pursuant to the Transfer Document and as amended and restated by the Power Purchase Agreement Amendment.

                  "Power Purchase Agreement Amendment" shall mean the Fifth Amendment and Restatement of the Power Purchase and Operating Agreement, dated January 28, 1998, between the Partnership and VEPCO.

                  "Prime Rate" shall mean the greater of (i) 3/4 of 1% above the Federal Funds Rate and (ii) the prime commercial lending rate publicly announced by Credit Lyonnais in New York, New York from time to time for extensions of credit in the United States. The Prime Rate is not intended to be the lowest rate of interest charged by Credit Lyonnais in connection with extensions of credit to debtors. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

                  "Prime Rate Loan" shall mean a Loan which bears interest as provided in Section 3.4(a) hereof.

                  "Principal Office" shall mean the principal office of the Agent, presently located at 1301 Avenue of the Americas, New York, New York 10019.

                  "Project" shall mean the Facility, the Site, the easements granted to Cogentrix Virginia pursuant to the Easement Agreements and assigned by Cogentrix Virginia to the Partnership on October 12, 1987 pursuant to the Transfer Document, and all other real property interests granted or assigned in the Ground Lease or in the Mortgage.

                  "Project Cash Flow" shall mean, for any period, the amount (if any) by which Project Revenues of the Partnership for such period exceed the Cash Operating Costs of the Partnership for such period.

                  "Project Documents" shall mean, collectively, this Agreement, the Power Purchase Agreement, the Steam Purchase Agreement, the Coal Sales Agreement, the Transportation Contract, the Construction Contract, the Security Documents, the Ground Lease, the Easement Agreements, each Consent and Agreement, the Technical Services Agreement, the Operation and Maintenance Agreement, the Partnership Agreement, the Ash Disposal Contract, the Notes, the Indemnity Agreements, each Swap, each Additional Contract and any contract or agreement entered into in substitution for or replacement of any of the foregoing documents with the written consent of the Banks.

                  "Project Revenues" of the Partnership shall mean, for any period, the sum of the following (without duplication): (a) all revenues received by the Partnership under the Power Purchase Agreement and the Steam Purchase Agreement, plus (b) all other revenues received by the Partnership from the sale of electricity, steam or any other by-products plus (c) interest income received by the Partnership plus
         (d) all payments made by Cogentrix Energy or EME pursuant to either of the Indemnity Agreements during such period .

                  "Proportionate Share" shall mean, with respect to each Bank, the percentage set below such Bank's name on the signature pages hereof.

                  "Property Tax Account" shall mean the Property Tax Account established pursuant to the Security Deposit Agreement.

                  "PURPA" shall mean the Public Utility Regulatory Policies Act of 1978, as amended from time to time.

                  "Qualifying Facility" shall mean a cogeneration facility meeting all of the requirements for a "qualifying cogeneration facility" set forth in PURPA and in Part 292 of the rules and regulations of FERC under PURPA.

                  "Quarterly Distribution Date" shall have the meaning assigned thereto in the Security Deposit Agreement.

                  "Railroad Carrier" shall mean Norfolk Southern Corporation.

                  "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "Reportable Event" shall mean any of the events set forth in
         Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

                  "Required Stated Amount" shall mean an amount equal to $5,000,000.

                  "Required Projections" shall mean the projections of revenues, expenses, cash flow, debt service and other related items for the Project (including Debt Coverage Ratios) for the period from the Effective Date to the Final Payment Date, as set forth in Schedule 6 hereto, which projections shall (A) be satisfactory in form and substance to each Financing Party, (B) be consistent with the report of the Consulting Professional received by the Agent in satisfaction of
         Section 6.1(v) hereto and (C) show, among other things, a Debt Coverage Ratio of no less than 1.4 to 1.0 for the period from the Effective Date to the Final Payment Date and of no less than 1.25 to 1.0 for each calendar year or portion thereof during such period.

                  "Reserve Percentage" of any Bank for any Interest Period shall mean the reserve percentage actually maintained by such Bank during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including, without limitation, any marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Revenue Account" shall have the meaning set forth in the Security Deposit Agreement.

                  "Restricted Payments" shall have the meaning assigned thereto in Section 8.3 hereof.

                  "RTI" shall mean Reuse Technology, Inc., a North Carolina corporation.

                  "Secured Parties" shall mean the collective reference to the Agent, the Issuing Bank, the Banks and each Swap Counterparty.

                  "Security Agent" shall mean, initially, First Union National Bank or, subsequently, any bank approved by the Banks acting as successor security agent under the Security Deposit Agreement.

                  "Security Agreement" shall mean the Security Agreement and Assignment dated as of October 1, 1987, as amended by Amendment No. 1 thereto dated as of September 1, 1988 and Amendment No. 2 thereto dated as of July 1, 1996, between the Partnership and Paribas as the Grantee, and as to be amended on or before the Effective Date by Amendment No. 3 to Security Agreement between the Partnership and the Grantee, substantially in the form of Exhibit D hereto.

                  "Security Deposit Agreement" shall mean the Third Amended and Restated Security Deposit Agreement to be entered into on or before the Effective Date among the Partnership, Cogentrix Virginia, the Grantee and the Security Agent, substantially in the form of Exhibit I hereto.

                  "Security Documents" shall mean, collectively, the Mortgage, the Security Agreement, the Partner Assignments, the Assignments, the Parent Pledge Agreement and the Security Deposit Agreement.

                  "Significant Default" shall mean (i) any Default or Event of Default referred to in Section 9(a), 9(b), 9(e), 9(f), 9(g), 9(k), 9(l), 9(m), 9(n), 9(o), 9(p) or 9(q) hereof, (ii) any Event of Default referred to in Section 9(c) hereof unless such Event of Default results from a failure to comply with the provisions of Section 7.4 or 7.13 hereof, (iii) any Event of Default referred to in Section 9(d), 9(h), 9(i) or 9(j) hereof and (iv) any Event of Default not specified in the foregoing clauses (i) through (iii) which has been in existence for a period of more than

         180 days or with respect to which judicial proceedings are pending.

                  "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Site" shall mean the parcel of land described in Schedule 2.

                  "Specified Costs" shall have the meaning assigned thereto in the Indemnity Agreements.

                  "Steam Purchase Agreement" shall mean the Steam Purchase Contract dated as of January 31, 1986, as amended by First Amendment to Steam Purchase Contract dated as of August 29, 1986, between Allied and Cogentrix Virginia, providing for the purchase by Allied of steam produced by the Facility, as assigned by Cogentrix Virginia to the Partnership with the consent of Allied on October 12, 1987 pursuant to the Transfer Document.

                  "Subsidiary" shall mean, with respect to any Person, any corporation (whether now existing or hereafter organized) at least a majority of the securities of which having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person or one or more Subsidiaries of such Person or any combination thereof.

                  "Swap" shall mean any contract entered into by the Partnership with a Swap Counterparty in respect of an interest rate swap transaction, interest "cap" or "collar" transaction and/or any other interest rate hedging transaction or interest rate protection transaction and, solely for the purposes of Section 7.16(c) hereof, any unsecured contract entered into by the Partnership with any financial institution in respect of an interest rate "cap" transaction provided that such financial institution has a credit rating for its long-term unsecured debt of "A" or better by Standard & Poor's Corporation and "A2" or better by Moody's Investors Service, Inc., and is otherwise reasonably satisfactory to the Agent.

                  "Swap Counterparty" shall mean any Bank which is a counterparty to any Swap.

                  "Technical Services Agreement" shall mean the Technical Services Agreement, dated April 26, 1983, between the Parent (then known as Cogentrix of North Carolina, Inc.) and Duke Power Company, as amended by the Request for Services issued thereunder with respect to the Facility and accepted by Duke

         Power Company on October 18, 1985 and by the Assignment dated as of October 13, 1986 by the Parent to Cogentrix Virginia of the Parent's right, title and interest in, to and under said Technical Services Agreement as so amended insofar as it relates to the Facility, and as such Technical Services Agreement has been assigned by Duke Power Company to Duke Engineering and Services, Inc., and assigned by Cogentrix Virginia to the Partnership with the consent of Duke Engineering and Services, Inc. on October 12, 1987 pursuant to the Transfer Document.

                  "Term Loans" shall have the meaning assigned thereto in
         Section 3.1 hereof.

                  "Term Note" shall have the meaning assigned thereto in Section
         4.4 hereof.

                  "Tranche" shall mean the collective reference to Eurodollar Loans or CD Rate Loans having the same Interest Period (whether or not originally made on the same day); Tranches may be identified as "Eurodollar Tranches" or "CD Rate Tranches", as the case may be.

                  "Transfer Document" shall mean the Bill of Sale, Assignment of Interest in Ground Lease and Easement Agreements and General Assignment, dated October 12, 1987, given by Cogentrix Virginia to the Partnership.

                  "Transferee" shall have the meaning assigned thereto in
         Section 14.3(d) hereof.

                  "Transferor Banks" shall have the meaning assigned thereto in the recitals hereof.

                  "Transportation Contract" shall mean the Railroad Transportation Contract dated December 15, 1986, as amended by Amendment No. 1 dated as of October 6, 1987 and by Amendment No. 2 dated as of August 3, 1990, between Cogentrix Virginia and the Railroad Carrier, as assigned by Cogentrix Virginia to the Partnership with the consent of the Railroad Carrier on October 12, 1987 pursuant to the Transfer Document.

                  "Trustee" shall mean Courtland L. Traver, as trustee under the Mortgage, and any successor or replacement thereto.

                  "Twelve-Month Project Cash Flow" shall mean, as of any Installment Payment Date, the sum of Project Cash Flow for the twelve-month period ending on such date (or, in the case of the Installment Payment Dates occurring in March, June, September and December of 1998, for the period from the Effective Date to such Installment Payment Date).

                  "Twelve-Month Debt Coverage Ratio" shall mean, as of any Installment Payment Date, the ratio of (a) Twelve-Month Project Cash Flow as of such date to (b) Twelve-Month Debt Service as of such date (not counting, for purposes of calculating this ratio, any prepayments of principal of the Term Loans pursuant to Section 3.3(a) or 3.3(b) hereof).

                  "Twelve-Month Debt Service" shall mean, as of any Installment Payment Date, Debt Service for the twelve-month period ending on such date (or, in the case of the Installment Payment Dates occurring in March, June, September and December of 1998, for the period from the Effective Date to such Installment Payment Date).

                  "Type" shall mean, as to any Term Loan, its nature as a Prime Rate Loan, CD Rate Loan or Eurodollar Loan and, as to any Debt Service Letter of Credit Loan, its nature as a Prime Rate Loan or Eurodollar Loan.

                  "VEPCO" shall mean Virginia Electric and Power Company, a Virginia corporation.

                  "VEPCO Consent" shall mean the Consent and Agreement dated as of January 28, 1998 by VEPCO consenting to the assignment by the Partnership to the Grantee on behalf of the Secured Parties of the Power Purchase Agreement.

                  "Working Day" shall mean any Business Day on which dealings between banks may be carried on in the London, England interbank market.

                  SECTION 1.2. Certain Documents. Unless the context requires otherwise, any reference in this Agreement to any of the Project Documents shall mean any of such documents as amended, supplemented or modified and in effect from time to time.

                  SECTION 1.3. Accounting Principles and Terms. Except as otherwise provided in this Agreement, (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this Agreement, shall be made or prepared in accordance with GAAP (including principles of consolidation where appropriate) and on a consistent basis, and
(b) all accounting terms used in this Agreement shall have the meaning respectively ascribed to such terms by GAAP.


                                    SECTION 2

                         REPRESENTATIONS AND WARRANTIES

                  The Partnership represents and warrants to each Financing Party as follows:

                  SECTION 2.1. Existence and Authority, Etc. (a) The Partnership is a general partnership duly organized, validly existing and in good standing under the laws of the State of North Carolina and is duly qualified to do business and is in good standing in the Commonwealth of Virginia and in all other places where necessary in light of the business and properties it conducts and owns and intends to conduct and own. The Partnership has full power, authority and legal right to incur the obligations provided for in the Project Documents to which the Partnership is a party (either directly or by assignment from Cogentrix Virginia) and to perform the terms thereof. The Project Documents to which the Partnership is a party (either directly or by assignment from Cogentrix Virginia) have been duly authorized, executed and delivered by the Partnership and constitute the legal, valid and binding obligations of the Partnership, and each of them is enforceable in accordance with its respective terms against the Partnership, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  (b) Cogentrix Virginia and Capistrano are the sole partners of the Partnership. Each Partner is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business and is in good standing in the Commonwealth of Virginia. Each Partner has the corporate power and authority to act as a general partner of the Partnership, to own its property and to carry on its business as now conducted. Each Partner has taken all action, if any, that may be necessary under the laws of the Commonwealth of Virginia or its state of incorporation to enter into the Partnership Agreement and to act as a partner thereunder.

                  SECTION 2.2. No Breach. The making and performance by the Partnership of each of the Project Documents to which it is a party (either directly or by assignment from Cogentrix Virginia) have been duly authorized by all necessary partnership action on the part of the Partnership and do not and will not (a) violate the provisions of the Partnership Agreement; (b) violate the provisions of any law, regulation or order of any governmental or regulatory authority applicable to the Partnership or the Project, the noncompliance with which could reasonably be expected to have a materially adverse effect on the Partnership or the Project or on the Partnership's ability to perform its obligations under the Project Documents; (c) result in a breach of or constitute a default under any agreement relating to the management or affairs of the Partnership or any Partner or any Project Document, or under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Partnership or any Partner is a party or by which the Partnership or any Partner or any of their respective properties may be bound; or (d) result in or create any Lien (other than the Liens created by the Security Documents) under, or require any consent (other than consents which have been duly obtained and are in full force and effect) under, any Project Document, indenture or loan or credit agreement or any other agreement, instrument or document, or the provisions of any order, writ, judgment, injunction, decree, determination or award of any court, governmental or regulatory authority affecting the Partnership or any Partner or any of their respective assets.

                  SECTION 2.3. Government Approvals. All Government Approvals necessary under applicable laws and regulations in connection with (a) the due execution and delivery of, and performance by the Partnership of its obligations and the exercise of its rights under, the Project Documents, (b) the construction, completion and operation of the Project as contemplated by the Project Documents, and (c) the grant by the Partnership of the Liens created pursuant to the Security Documents and the validity and enforceability thereof and the perfection of and the exercise by the Agent of its rights and remedies thereunder, which are required to be obtained by the Partnership or any Partner, have been duly obtained or made and are in full force and effect, except for Government Approvals of a routine nature which are not necessary for the ownership or for the normal operation of the Facility, none of which are obtainable on or before the Effective Date and all of which will be duly obtained or made when required. The failure to obtain or make any such Government Approval on or before the Effective Date (i) will not cause the ownership or operation of the Facility by the Partnership to be in violation of any law or governmental rule or regulation, (ii) will not have any adverse effect on the Partnership's title to or operation of the Facility or on the exercise of its rights or the performance of its obligations under the Project Documents, and (iii) will not have any adverse effect on the rights, interests and Liens of any of the Secured Parties under the Security Documents. There is no proceeding pending, or to the best knowledge of the Partnership, threatened against the Partnership or any Partner which seeks, or may reasonably be expected, to rescind, terminate, modify or suspend any Government Approval heretofore obtained or made. The Partnership has no reason to believe that any Government Approval which has not been obtained by the Partnership as of the date of this Agreement but which will be required by the Partnership in the future will not be granted to it in due course.

                  SECTION 2.4. Financial Condition. The balance sheets of the Partnership as of December 31, 1996 and December 31, 1997 and the related statements of income, partners' capital and changes in financial position of the Partnership for the fiscal years then ended (audited by Arthur Andersen & Co., in the case of the balance sheet and statement in respect of fiscal year December 31, 1996, and unaudited and certified by the Treasurer of the Partnership, in the case of the balance sheet and statements in respect of fiscal year 1997), copies of which have heretofore been furnished to each Bank, are complete and correct in all material respects and fairly present the financial condition of the Partnership as at said date and the results of its operations and changes in its financial condition for the fiscal year then ended, in conformity with GAAP on a consistent basis. Since December 31, 1996 there has been no material adverse change in the financial condition, business, operations or properties of the Partnership.

                  SECTION 2.5. Title; Liens. The Partnership owns and has good title to the Facility, the Assigned Agreements and all other Collateral (other than the "Collateral" as such term is defined in the Parent Pledge Agreement and the Partner Assignments) free and clear of all Liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Grantee or the Mortgagee or the Security Agent. The Partnership has been granted all easements required for access to, and construction and operation of, the Facility, including (without limitation) all necessary permanent easements to run and use railroad lines and tracks to the Facility and to permit the discharge of water from the Facility.

                  SECTION 2.6. Proceedings. There is no action, suit or proceeding at law or in equity or by or before any governmental or regulatory authority, court, arbitral tribunal or other body now pending (or, to the best knowledge of the Partnership, threatened) against or affecting the Partnership or any Partner or any of their respective properties, rights or assets, or the Project, which could reasonably be expected to materially adversely affect the financial condition, business, assets or operations of the Partnership or any Partner or the ability of the Partnership or any Partner to carry out the transactions contemplated by the Project Documents or to operate the Facility as contemplated by the Project Documents, or reduce in any material respect the value of the security granted to the Secured Parties pursuant to the Security Documents.

                  SECTION 2.7. Material Agreements and Licenses. No licenses, trademarks, patents or agreements with respect to the usage of technology or other permits (other than those constituting Government Approvals referred to in Section 2.3 hereof) are necessary for the construction, ownership, operation and maintenance of the Project.

                  SECTION 2.8. No Default. The Partnership is not in default under or with respect to any Project Document or other agreement, lease or instrument to which it is a party or by which it or its properties may be bound. To the best knowledge of the Partnership, no other party to any Project Document is in default thereunder. No Default (with respect to Defaults caused solely by acts of Persons other than the Partnership or any Affiliated Obligor, to the best knowledge of the Partnership) or Event of Default has occurred and is continuing.

                  SECTION 2.9. Taxes. The Partnership has filed or caused to be filed all tax returns which are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its assets and all other taxes, fees or other charges imposed on it by any governmental authority (except taxes, fees and charges which are being contested by the Partnership in accordance with the provisions of Section 7.5 hereof).

                  SECTION 2.10. Security Documents. The Security Documents are effective to create, in favor of the Secured Parties, a legal, valid and enforceable lien on or security interest in all of the Collateral covered thereby, and all necessary and appropriate recordings and filings have been effected in all necessary and appropriate public offices so that each Security Document constitutes a perfected lien on or security interest in all right, title, estate and interest of the Partnership, any Partner or the Parent, as the case may be, in the Collateral covered thereby prior and superior to all other Liens other than Permitted Liens.

                  SECTION 2.11. Delivery of Project Documents. Each Bank has received a complete copy of each Project Document (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any, and all amendments thereto). Except for the assignment of the Project Documents to the Partnership and the amendments thereof pursuant to the Assumption and Modification Agreement and the agreements attached as exhibits thereto, and except for amendments consented to in writing by the Banks, as of the Effective Date none of the Project Documents has been amended, modified or terminated. All of the Project Documents are in full force and effect.

                  SECTION 2.12. Disclosure. No representation, warranty or other statement made by the Partnership or any Partner or the Parent in this Agreement or in any other Project Document or in any other document furnished from time to time by the Partnership or any Partner or the Parent in connection herewith or therewith contains or will contain any untrue statement of a material fact or omits or will omit to state (as of the date made or furnished) any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Partnership or any Partner which has not been disclosed in writing to the Banks and which materially adversely affects, or which could reasonably be expected in the future to materially adversely affect, the Partnership or the Project.

                  SECTION 2.13. ERISA. The Partnership does not maintain any plan to which subsection 4021 of ERISA is applicable. As used in this Section 2.13, "plan" means any pension plan which is covered by Title IV of ERISA.

                  SECTION 2.14. Representations and Warranties in Project Documents. The representations and warranties of the Partnership contained in the Project Documents other than this Agreement were true and correct on and as of the dates when made; and, except to the extent such representations and warranties relate solely to an earlier date, the Partnership hereby confirms as of the date hereof each such representation and warranty with the same effect as if set forth in full herein.

                  SECTION 2.15. Location of Site. The Site does not lie within an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards.

                  SECTION 2.16. Use of Proceeds. (a) The proceeds of the Additional Term Loans shall be applied by the Partnership to pay (i) the interest on the Existing Term Loans, if any, which is accrued and unpaid to and including the Effective Date, and the commissions, fees and other amounts payable by the Partnership which have accrued under the Existing Reimbursement Agreement as of the Effective Date (whether or not then due and payable and including any amounts payable to any of the Transferor Banks pursuant to Section
5.4 of the Existing Reimbursement Agreement as a result of the transactions contemplated under the Bank Assignment), (ii) the fees and expenses payable to the Banks and the Agent on the Effective Date pursuant to Sections 3.8 and 11 hereof, (iii) any amounts owing by it to Paribas in connection with the termination of the Existing Swap pursuant to Section 6.1(1) hereof and (iv) any other fees, expenses and other costs incurred by the Partnership in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Project Documents and the transactions contemplated hereby. The proceeds of the Additional Term Loans remaining after payment of the foregoing amounts may be distributed by the Partnership on or after the Effective Date to the Partners.

                  (b) No part of the proceeds of any Loans will be used for any purpose which would result in a violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or to extend credit to others for any such purpose. The Partnership is not engaged in, nor will it engage in, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as defined in said Regulations).

                  SECTION 2.17. Qualifying Facility. The Facility is certified by FERC as a Qualifying Facility as owned by the Partnership.

                  SECTION 2.18. Investment Company Act. Neither the Partnership nor any Partner is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 2.19. Principal Place of Business, Etc. the principal place of business and chief executive office of the Partnership, and the office where the Partnership keeps its records concerning the Project, the Project Documents and all contracts relating thereto, is located at 9405 Arrowpoint Boulevard, Charlotte, North Carolina 28273.

                  SECTION 2.20. Environmental Matters. The Partnership has operated the Facility in compliance, in all material respects, with all applicable federal, state and local environmental standards and requirements affecting the Site or the Facility (it being understood that no representation or warranty is being made hereby concerning any conditions existing at the Site, or any operations or other activity taking place at the Site, prior to the date that the Partnership took possession of the Site pursuant to the Ground Lease). Except as otherwise disclosed as Schedule 7 hereto, neither the Partnership nor any of its Affiliates has received any notice of violation or advisory action by any regulatory agency or other governmental authority regarding environmental control matters or permit compliance in respect of the Site or the Facility. With respect to the Site and the Facility, there are no proceedings, governmental administrative actions or judicial proceedings pending under any federal, state or local law regulating the discharge of hazardous or toxic materials or substances into the environment, to which the Partnership or any of its Partners is named as a party.


                                    SECTION 3

                                      LOANS

                  SECTION 3.1. Term Loans. (a) Immediately prior to this Agreement's becoming effective on the Effective Date, the Banks shall purchase all of the outstanding "Loans" (as defined in the Existing Loan Agreement) from the Transferor Banks pursuant to the Bank Assignment, so that the outstanding Term Loan held immediately thereafter by each Bank (collectively, the "Existing Term Loans") shall be in the amount set forth under such Bank's name on the signature pages hereof under the caption "Existing Term Loan Amount".

                  (b) Subject to the terms and conditions of this Agreement, each Bank agrees to make an additional term loan to the Partnership on the Effective Date in a principal amount equal to the amount set forth under such Bank's name on the signature pages hereof under the caption "Additional Term Loan Amount"

(collectively, the "Additional Term Loans"; the Existing Term Loans and the Additional Term Loans being hereinafter collectively referred to as the "Term Loans").

                  (c) The Term Loans shall on the Effective Date all be Prime Rate Loans. Thereafter, subject to and upon the terms and conditions of this Agreement, the Term Loans may from time to time be Eurodollar Loans, CD Rate Loans or Prime Rate Loans or a combination thereof, as determined by the Partnership and notified to the Agent in accordance with Section 3.7 hereof.

                  SECTION 3.2. Repayment of the Term Loans. The Partnership shall repay the Term Loans of each Bank in (a) 19 consecutive quarterly installments on the seventh day of each March, June, September and December commencing on March 7, 1998 and (b) one installment on the Final Payment Date (each such day described in (a) and (b) above, an "Installment Payment Date"), each such installment to be in an aggregate principal amount equal to the amount specified on Schedule 5 hereto for the Installment Payment Date on which such installment is payable.

                  SECTION 3.3. Prepayments. (a) The Partnership may, without penalty, upon at least five day's prior written notice to the Agent, prepay the outstanding principal amount of the Term Loans, in whole or ratably in part, with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple thereof. Any prepayments pursuant to this Section 3.3(a) may not be reborrowed.

                  (b) (i) If an Event of Loss shall occur, on the earlier of (A) the date occurring 90 days after the date of such Event of Loss and (B) the date on which the insurance proceeds are received with respect to such Event of Loss, the Partnership shall prepay in full the principal amount of the then outstanding Loans, together with accrued interest thereon to the date of prepayment, and all of the other Obligations.(b) (i) If an Event of Loss shall occur, on the earlier of (A) the date occurring 90 days after the date of such Event of Loss and (B) the date on which the insurance proceeds are received with respect to such Event of Loss, the Partnership shall prepay in full the principal amount of the then outstanding Loans, together with accrued interest thereon to the date of prepayment, and all of the other Obligations.

                  (ii) If any of the conditions to the payment by the Partnership of Restricted Payments set forth in Section 8.3(a) hereof are unsatisfied on six consecutive Quarterly Distribution Dates, the Partnership shall, on the Partnership Distribution Date immediately succeeding the last such Quarterly Distribution Date, prepay the Term Loans in an amount equal to the aggregate amount then on deposit in the Debt Protection Account.

                  (iii) All Special Payments deposited in the Special Payment Account (as such terms are defined in the Security Deposit Agreement) shall be applied to prepay the outstanding principal amount of the Term Loans, together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  (c) Amounts prepaid pursuant to Section 3.3(b) hereof may not be reborrowed.

                  (d) Any prepayment of the Term Loans pursuant to Section 3.3(a) or 3.3(b)(iii) hereof shall be applied to the remaining installments of principal thereof in the inverse order of maturity. Any prepayment of the Term Loans pursuant to Section 3.3(b)(ii) shall be applied pro rata to the remaining installments of principal thereof.

                  (e) Partial prepayments of the Loans shall be applied first to any Prime Rate Loans then outstanding and secondly, to the extent of any excess, to the Eurodollar Loans then outstanding, pro rata according to the respective outstanding aggregate principal amounts of each such Type of Loan; provided that prepayments of Eurodollar Loans, if not on the last day of the Interest Period with respect thereto, shall, at the Partnership's option, be either (x) prepaid subject to the provisions of Section 5.4 hereof or (y) an amount equal to the amount of such prepayment shall be deposited with the Agent as cash collateral for the Loans on terms reasonably satisfactory to the Majority Banks and thereafter shall be applied to the prepayment of the Loans in the order of the Interest Periods next ending most closely to the date of deposit of such amount and on the last day of each such Interest Period.

                  SECTION 3.4. Interest. The Partnership shall pay interest on the unpaid principal amount of each Loan until such principal amount shall be paid in full, at one of the following rates per annum:

                  (a) Prime Rate Loans. If such Loan is a Prime Rate Loan, a rate per annum equal at all times to the sum of the Prime Rate in effect from time to time plus the Applicable Margin, payable on each Installment Payment Date during such period and on the date that such Prime Rate Loan shall be Converted or paid in full.

                  (b) CD Rate Loans. If such Loan is a CD Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the CD Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period or, if the duration of such Interest Period is 180 or 360 days, payable on the date which is 90 days after the first day of such Interest Period and on the last day of each successive 90-day period thereafter, to and including the last day of such Interest Period.

                  (c) Eurodollar Rate Loans. If such Loan is a Eurodollar Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period or, if the duration of such Interest Period is six or twelve months, payable on the date which is three months after the first day of such Interest Period and on the last day of each successive three-month period thereafter, to and including the last day of such Interest Period.

                  Without prejudice to the rights of any Financing Party under the foregoing provisions of this Section 3.4, the Partnership shall indemnify each Financing Party against any loss or expense which it may reasonably sustain or incur as a result of the failure by the Partnership to pay when due any principal of any Loan to the extent that any such loss or expense is not recovered pursuant to such foregoing provisions. A certificate of any such Financing Party setting forth the basis for the determination of the interest due on overdue principal and of the amounts necessary to indemnify such Financing Party in respect of such loss or expense, submitted to the Partnership and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION 3.5. Additional Interest on Eurodollar Rate Loans. The Partnership shall pay to each Financing Party, so long as such Financing Party shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Loan of such Financing Party during such periods as such Loan is a Eurodollar Rate Loan, from the date of such Loan until such Loan is repaid or Converted, at an interest rate per annum equal at all times during each Interest Period for such Eurodollar Rate Loan to the difference obtained by subtracting (a) the Eurodollar Rate for such Interest Period for such Eurodollar Rate Loan from (b) the rate obtained by dividing such Eurodollar Rate referred to in clause (a) above by that percentage equal to 100% minus the Reserve Percentage of such Financing Party for such Interest Period for such Eurodollar Rate Loan, payable on each date on which interest is payable on such Eurodollar Rate Loan. Such additional interest shall be determined by such Financing Party and notified to the Partnership through the Agent.

                  SECTION 3.6. Interest Rate Determination and Protection. (a) The Agent shall give prompt notice to the Partnership and the Financing Parties of the applicable interest rate determined by the Agent for purposes of paragraphs (a), (b) or (c) of Section 3.4 hereof.

                  (b) If the Agent shall be unable to determine the Eurodollar Rate for any Eurodollar Rate Loans or the CD Rate for any CD Rate Loans,

                               (i) the Agent shall forthwith notify the
                  Partnership and the Financing Parties that the interest rate cannot be determined for such Eurodollar Rate Loans or CD Rate Loans as the case may be,

                              (ii) each such Eurodollar Rate Loan or CD Rate
                  Loan, as the case may be, will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Loan (or, if such Loan is then a Prime Rate Loan, will continue as a Prime Rate Loan), and

                             (iii) the obligations of the Financing Parties to
                  make, or to Convert Loans into, Eurodollar Rate Loans or CD Rate Loans, as the case may be, shall be suspended until the Agent shall notify the Partnership and the Financing Parties that the circumstances causing such suspension no longer exist.

                  (c) If, with respect to any Eurodollar Rate Loans or CD Rate Loans, the Majority Banks notify the Agent that the Eurodollar Rate or the CD Rate for any Interest Period for such Loans will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Rate Loans or CD Rate Loans, as the case may be, for such Interest Period, the Agent shall forthwith so notify the Partnership and the Financing Parties, whereupon

                               (i) each such Eurodollar Rate Loan or CD Rate
                  Loan, as the case may be, will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Loan (or, if such Loan is then a Prime Rate Loan, will continue as a Prime Rate Loan), and

                              (ii) the obligations of the Financing Parties to
                  make, or to convert Loans into, Eurodollar Rate Loans or CD Rate Loans, as the case may be, shall be suspended until the Agent shall notify the Partnership and the Financing Parties that the circumstances causing such suspension no longer exist.

                  (d) If all or a portion of the principal amount of any Loan made hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such Loan, if a Eurodollar Rate Loan or a CD Rate Loan, shall be Converted to a Prime Rate Loan at the end of the last Interest Period for which the Agent shall have determined a Eurodollar Rate or a CD Rate. Any such overdue principal shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to Section 3.4 hereof from the date such payment was due until payment in full (as well after as before judgment).

                  SECTION 3.7. Conversion and Continuation of Loans; Minimum Amounts of Tranches. (a) The Partnership may on any Business Day, upon notice given to the Agent no later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 3.6 and 5.2 hereof, Convert Loans which are Eurodollar Loans or CD Rate Loans to Prime Rate Loans, provided that any such Conversion of Eurodollar Loans or CD Rate Loans to Prime Rate Loans shall only be made on the last day of an Interest Period with respect thereto. The Partnership may on any Business Day, upon notice given to the Agent no later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 3.6 and 5.2 hereof, Convert Loans which are Prime Rate Loans or CD Rate Loans to Eurodollar Loans and specify the Interest Period selected with respect thereto; provided, that any such Conversion of CD Rate Loans shall only be made on the last day of an Interest Period with respect thereto. The Partnership may on any Business Day, upon notice given to the Agent no later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 3.6 and 5.2 hereof, Convert Loans (other than any Debt Service Letter of Credit Loan) which are Prime Rate Loans or Eurodollar Loans to CD Rate Loans and specify the Interest Period selected with respect thereto; provided, that any such Conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. Each Conversion shall be in an aggregate principal amount not less than $1,000,000 or any integral multiple thereof (or such lesser amount as shall equal the then aggregate outstanding amount of the Prime Rate Loans, the CD Rate Loans or the Eurodollar Rate Loans, as the case may be). Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion and (b) the Loans to be Converted. All or any part of outstanding Loans which are Eurodollar Loans, CD Rate Loans or Prime Rate Loans may be Converted as provided herein, provided that no Loan may be Converted into a Eurodollar Loan or CD Rate Loan when any Default or Event of Default has occurred and is continuing.

                  (b) Unless the Partnership otherwise elects pursuant to the proviso of this sentence or pursuant to Section 3.7(a) hereof, the Partnership shall be deemed to have elected to continue the then outstanding principal amount of any Eurodollar Loans or CD Rate Loans at the expiration of the Interest Period with respect thereto as Loans of the same Type having an Interest Period of the same duration as such expiring Interest Period; provided, that the Partnership may elect to Convert any Eurodollar Loans or CD Rate Loans, on the last day of the then current

Interest Period with respect thereto, to Loans of the same Type having an Interest Period of any other authorized duration by providing irrevocable notice to the Agent not less than three Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loans or CD Rate Loans. Notwithstanding anything to the contrary contained in this Section 3.7, no Eurodollar Loan or CD Rate Loan shall be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically Converted to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto. The Agent shall promptly notify the Partnership and each of the Banks that such automatic Conversion contemplated by the Section 3.7(b) will occur.

                  (c) All borrowings, payments, prepayments and selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of any Eurodollar Tranche or CD Rate Tranche shall not be less than $1,000,000 (or the then remaining aggregate outstanding principal amount of the Loans, if less than $1,000,000).

                  SECTION 3.8. Fees and Expenses. (a) The Partnership agrees to pay to the Agent an administration fee of $40,000 per annum for the period from the Effective Date to the date that this Agreement shall be terminated and all of the Obligations paid in full (the "Administration Fee"). The Administration Fee shall be payable on the Effective Date and on each anniversary of such date thereafter until this Agreement shall have been terminated and all of the Obligations paid in full.

                  (b) The Partnership agrees to pay, on the Effective Date, to Credit Lyonnais for its own account an up-front fee in the amount heretofore agreed between the Partnership and Credit Lyonnais.

                  SECTION 3.9. Maximum Interest. Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rate on any Loan or any other amount payable under this Agreement or any Security Document shall in no event be in excess of the maximum permitted by applicable law; provided that, to the extent permitted by applicable law, in the event that interest is not collected as a result of the operation of this Section 3.9 and interest thereafter payable pursuant to this Agreement or the Notes shall be less than such maximum amount, then such interest thereafter payable shall be increased up to such maximum amount to the extent necessary to recover the amount of interest, if any, theretofore uncollected as a result of the operation of this
Section 3.9. In determining whether or not any interest payable under this Agreement or the Notes exceeds the maximum rate permitted by applicable law, any non-principal payment, except payments specifically stated to be "interest," shall be deemed, to the extent permitted by applicable law, to be a fee, expense reimbursement or premium rather than interest.

                    SECTION 3A. DEBT SERVICE LETTER OF CREDIT

                  SECTION 3A.1 Issuance of Debt Service Letter of Credit. The Issuing Bank shall issue on the Effective Date, upon the terms and subject to the conditions hereunder, the Debt Service Letter of Credit in favor of the Agent for the benefit of the Banks and the Issuing Bank. The Debt Service Letter of Credit shall expire upon the first to occur of (a) the close of business on the Final Payment Date, (b) the payment in full of the Term Loans and all accrued and unpaid interest thereon, (c) the Issuing Bank's receipt of written notice from the Agent to the effect that the Agent has accepted a letter of credit or an alternate form of security provided by the Partnership and acceptable to the Agent as a substitute for the Debt Service Letter of Credit,
(d) any drawing of the Debt Service Letter of Credit subsequent to the occurrence of an Acceleration Event, as defined below, and (e) such earlier time and date as the Agent, the Issuing Bank and the Partnership shall otherwise agree. The date on which the Debt Service Letter of Credit shall expire is herein referred to as the "Expiration Date." "Acceleration Event" shall mean any event resulting in the acceleration of the maturity of the entire unpaid principal amount of the Loans, causing all such principal and all accrued and unpaid interest thereon to become immediately due and payable, pursuant to the provisions of Section 9 of this Agreement.

                  SECTION 3A.2 Available Amount. It is understood and agreed that the Issuing Bank shall not have any obligation to pay any draft presented by the Agent under the Debt Service Letter of Credit if the amount of such draft shall exceed the Available Amount (as defined below) as of the date of payment of such draft. "Available Amount" shall mean, as of any date, the amount by which the Required Stated Amount exceeds the aggregate outstanding principal amount of all Debt Service Letter of Credit Loans as of such date.

                  SECTION 3A.3 Debt Service Letter of Credit Operations. The Issuing Bank shall, as soon as practicable following its receipt of any draft and accompanying documents purporting to represent a demand for payment under the Debt Service Letter of Credit, (a) examine such draft and accompanying documents to confirm that the same appear on their face to comply with the terms and conditions of the Debt Service Letter of Credit and (b) give written or telecopy notice to the Partnership (i) of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of the Debt Service Letter of Credit and (ii) if such demand was so in accordance, that the Issuing Bank will make a disbursement under the Debt Service Letter of Credit on the date of such receipt or, if permitted by the Debt Service Letter of Credit, the next Business Day thereafter; provided, however, that the failure to give such notice shall not relieve the Partnership of its obligation to reimburse the Issuing Bank for such disbursement.

                  SECTION 3A.4 Agreement To Repay Debt Service Letter of Credit Disbursements. (a) Each payment by the Issuing Bank of any drawing under the Debt Service Letter of Credit shall constitute a term loan (a "Debt Service Letter of Credit Loan") made by the Issuing Bank to the Partnership on the date of such payment in a principal amount equal to the amount of such drawing. Each Debt Service Letter of Credit Loan shall be a Prime Rate Loan on the date made. Thereafter, subject to and upon the terms of this Agreement, the Debt Service Letter of Credit Loans may from time to time be Eurodollar Loans, Prime Rate Loans or any combination thereof, as determined by the Partnership and notified to the Agent in accordance with Section 3.7 hereof.

                  (b) Interest shall accrue on the outstanding Debt Service Letter of Credit Loans as provided for and at the rates specified in Section 3.4 hereof and in addition to being payable on each date as specified in Section 3.4 hereof shall be payable on (i) each date on which a transfer is required to be made pursuant to clause "first" of Section 4.3 of the Security Deposit Agreement commencing on the first such date to occur after the Effective Date and (ii) the Expiration Date.

                  (c) Each payment of interest hereunder shall be paid in Dollars and in immediately available funds in accordance with Section 3A.4(i) hereof.

                  (d) If the Partnership shall fail to make any payment due hereunder to the Issuing Bank or under the Debt Service Letter of Credit Note when due, it shall, on demand from time to time, pay interest on such defaulted amount (to the extent permitted by law) to the date of actual payment (after as well as before judgment) at the Default Rate.

                  (e) The Debt Service Letter of Credit Loans shall be evidenced by a single note, substantially in the form of Exhibit B-2 hereto with the blanks appropriately filled (the "Debt Service Letter of Credit Note"), dated the Effective Date, in the principal amount of the Required Stated Amount. The Debt Service Letter of Credit Note shall be duly executed and delivered by the Partnership on or prior to the Effective Date and payable to the order of the Issuing Bank. The Issuing Bank shall, and is hereby irrevocably authorized by the Partnership to, endorse Schedule A (or any continuation thereof) to the Debt Service Letter of Credit Note to evidence the related Debt Service Letter of Credit Loan or Loans and each payment of principal of and interest on such Debt Service Letter of Credit Loan or Loans. The endorsements made by the Issuing Bank to Schedule A (or any continuation thereof) to any Debt Service Letter of Credit Note shall be conclusive evidence of the outstanding aggregate principal amount owing to the Issuing Bank with respect to such Debt Service Letter of Credit Note and the related Debt Service Letter of Credit Loan or Loans in the absence of manifest error; provided, however, that the Partnership's obligations to make payments of principal and interest in respect of Debt Service Letter of Credit Loans in accordance with the terms of this Agreement and the Debt Service Letter of Credit Note shall not be affected by any failure to endorse Schedule A to any Debt Service Letter of Credit Note correctly or at all.

                  (f) All Debt Service Letter of Credit Loans shall be due and payable on the Expiration Date, and the Partnership shall pay the entire outstanding principal amount of the Debt Service Letter of Credit Loans, together with all accrued and unpaid interest thereon, on such date.

                  (g) The Partnership shall cause any amount to be distributed to the Issuing Bank on any date pursuant to clause "first" of Section 4.3 of the Security Deposit Agreement to be applied forthwith to prepay the Debt Service Letter of Credit Loans. Any such prepayment shall be without premium or penalty.

                  (h) The Partnership shall have the right at any time and from time to time to prepay the Debt Service Letter of Credit Loans, in whole or in part, upon at least five Business Days' prior written notice to the Issuing Bank. Any partial prepayment of Debt Service Letter of Credit Loans shall be in an amount that is an integral multiple of $10,000 and not less than $50,000. Each notice of prepayment shall specify the prepayment date and the principal amount of the Debt Service Letter of Credit Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Partnership to prepay such amount on such prepayment date. All prepayments under this paragraph (h) shall be accompanied by all accrued and unpaid interest on the principal amount being prepaid to the date of prepayment. Any such prepayment shall be without premium or penalty.

                  (i) The Partnership shall make or cause the Security Agent to make each payment or prepayment due hereunder to the Issuing Bank (including principal of or interest on the Debt Service Letter of Credit Note or any fees or other amounts) not later than 12:00 Noon, New York City time, on the date when due, to the Issuing Bank at its address referred to in Section 14.2 hereof in Dollars and in immediately available funds. Any such payment or prepayment shall be made without set-off or counterclaim.

                  (j) If any payment to be made hereunder to the Issuing Bank or under the Debt Service Letter of Credit Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

                  (k) The Partnership's obligation to repay the Issuing Bank for all payments and disbursements made by the Issuing Bank under the Debt Service Letter of Credit and to pay all interest, fees and other amounts payable hereunder shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of: (i) any lack of validity or enforceability of this Agreement or the Debt Service Letter of Credit; (ii) any amendment or waiver of, or consent to departure from, this Agreement or the Debt Service Letter of Credit; (iii) the existence of any claim, setoff, defense or other right which the Partnership or any other Person may at any time have against any Financing Party (other than a defense based on the gross negligence or wilful misconduct of the Issuing Bank) or any other Person in connection with this Agreement, the Debt Service Letter of Credit or any other agreement or transaction; (iv) any draft or other document presented under the Debt Service Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (v) payment by the Issuing Bank under the Debt Service Letter of Credit against presentation of a draft or other document which does not comply with the terms of the Debt Service Letter of Credit, provided that such payment shall not have constituted gross negligence or wilful misconduct of the Issuing Bank.

                  (l) It is understood that in making any payment or disbursement under the Debt Service Letter of Credit, the following shall not be deemed to constitute gross negligence or wilful misconduct of the Issuing Bank:
(x) the Issuing Bank's exclusive reliance on the documents presented to it by the Agent under the Debt Service Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of the draft presented under the Debt Service Letter of Credit, whether or not any document presented pursuant to the Debt Service Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any draft or other document presented pursuant to the Debt Service Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under the Debt Service Letter of Credit with the terms thereof.

                  SECTION 3A.5 Application of Payments. Each cash payment received hereunder by the Issuing Bank shall be applied in the following order of priority:

                  (a) first, to the payment of (i) any fee (including the Debt Service Letter of Credit Fee) or expense of the Issuing Bank required to be paid or reimbursed by the terms hereof or of any other Project Document, (ii) accrued and unpaid interest on the Debt Service Letter of Credit Loans and (iii) any amount (other than amounts referred to in clause (b) below) required to be paid or reimbursed by the terms hereof; and

                  (b) second, to the payment of the principal of the Debt Service Letter of Credit Loans.

                  SECTION 3A.6 Debt Service Letter of Credit Fee. The Partnership agrees to pay the Issuing Bank, on each Installment Payment Date, a fee (a "Debt Service Letter of Credit Fee") of 1.0% per annum on the average daily Available Amount during the preceding three-month period (or shorter period commencing with the Effective Date or ending with the Expiration Date). The Debt Service Letter of Credit Fee shall commence to accrue on the Effective Date and shall cease to accrue on the Expiration Date and shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 (as the case may be) days. Once paid, the Debt Service Letter of Credit Fee shall not be refundable under any circumstances whatsoever.

                  SECTION 3A.7 Effect of Event of Default. The Debt Service Letter of Credit shall not be terminated or accelerated as a result of an Event of Default, and the Issuing Bank shall continue to honor demands for payment made by the Agent under the Debt Service Letter of Credit in accordance with its terms. The exercise of remedies by the Issuing Bank pursuant to this Agreement or any other Project Document shall not affect the Agent's ability to demand payments under the Debt Service Letter of Credit or the Issuing Bank's obligations thereunder in respect of such demands.

                  SECTION 3A.8 Obligations Absolute. All sums payable by the Partnership to the Issuing Bank hereunder shall be paid without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Debt Service Letter of Credit Note or in any of the other Project Documents to the contrary notwithstanding. The obligations and liabilities of the Partnership to the Issuing Bank hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein) for any reason, including without limitation: (a) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Issuing Bank, the Partnership, the Agent or any other Person, or any action taken with respect to any Project Document by any trustee or receiver of the Issuing Bank, the Partnership, the Agent or any other Person, or by any court; (b) any default or failure on the part of the Issuing Bank to perform or comply with any of the terms hereof or of any other agreement; or (c) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Partnership shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, the Partnership, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum payable by the Partnership hereunder.

                  SECTION 3A.9 Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by the Partnership in this Agreement or in any certificate or other instrument delivered by the Partnership or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Issuing Bank and shall survive the issuance of the Debt Service Letter of Credit, the making of the Debt Service Letter of Credit Loans herein contemplated and the issuance and delivery to the Issuing Bank of the Debt Service Letter of Credit Note, regardless of any investigation made by the Issuing Bank or on its behalf, and shall continue in full force and effect until all amounts due or to become due hereunder and on the Debt Service Letter of Credit Note shall have been paid in full.

                  SECTION 3A.10 Increased Costs. (a) If after the date of this Agreement any change in law, rule or regulation or the enforcement, interpretation or administration thereof (whether or not having force of law) by any governmental authority, central bank or comparable agency charged with the enforcement or interpretation or administration thereof shall (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or letters of credit issued by the Issuing Bank, (ii) subject extensions of credit or letters of credit issued by the Issuing Bank to any assessment or other cost imposed by the Federal Deposit Insurance Corporation or any successor thereto or
(iii) impose on the Issuing Bank any other or similar condition regarding this Agreement, the Debt Service Letter of Credit Loans or the Debt Service Letter of Credit, and the result of any event referred to in clause (i), (ii) or (iii) above shall be (A) to increase the cost to the Issuing Bank of agreeing to issue, issuing or maintaining the Debt Service Letter of Credit or funding (or agreeing to fund) drawings under the Debt Service Letter of Credit or of making or maintaining any Debt Service Letter of Credit Loan or (B) to reduce the amount of any sum received or receivable by the Issuing Bank hereunder or under the Debt Service Letter of Credit Note, then the Issuing Bank shall promptly notify the Partnership in writing of such increase or reduction in a certificate certified by an officer of the Issuing Bank, setting forth in reasonable detail such increased cost incurred or reduction suffered by the Issuing Bank, and shall demand payment of such additional amounts as will compensate the Issuing Bank for such increased cost incurred or reduction suffered. On the first Weekly Distribution Date to occur after receipt of demand from the Issuing Bank, the Partnership shall pay to the Issuing Bank the additional amounts specified in the notice to compensate the Issuing Bank for such increased cost or reduction from the date of such change. The notification from the Issuing Bank to the Partnership described above shall, absent manifest error, be conclusive and binding as to the amounts to be paid by the Partnership pursuant to this paragraph (a) and for all other purposes.

                  (b) If the costs specified in paragraph (a) of this subsection 3A.10 are to be incurred on a continuing basis and the Partnership shall have been so notified by the Issuing Bank in writing as to the amount thereof, such costs shall be paid to the Issuing Bank by the Partnership in arrears on each Weekly Distribution Date. The Issuing Bank shall notify the Partnership of any subsequent change in the amount of such costs.

                  (c) The agreements set forth in this subsection 3A.10 shall survive the termination of this Agreement and the payment in full of the Obligations.

                  (d) In the event that the Issuing Bank shall have submitted a demand for payment pursuant to this Section 3A.10 or pursuant to Section 4.5 hereof, the Partnership may, upon not less than 15 days' notice to the Agent, the Issuing Bank and the Banks (unless the Issuing Bank has rescinded such demand for payment in writing within such 15 day period), require the Issuing Bank to be replaced by a replacement issuing bank, reasonably acceptable to the Majority Banks, which replacement issuing bank shall issue a letter of credit (in the form of Exhibit C hereto) in replacement of the Debt Service Letter of Credit and shall acquire, on terms reasonably satisfactory to the Issuing Bank, all of the Issuing Bank's rights and obligations with respect to the Debt Service Letter of Credit Note.

                                    SECTION 4

            MANNER OF BORROWING; PAYMENTS, COMPUTATIONS, ETC.; TAXES

                  SECTION 4.1. Making the Loans. The Partnership shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., New York City time, on the Effective Date) requesting that the Banks make the Additional Term Loans on the Effective Date. Upon receipt of such notice the Agent shall promptly notify each Bank thereof and on the Effective Date each Bank shall make available to the Agent for the account of the Partnership at the Principal Office of the Agent an amount in Dollars and in immediately available funds equal to the amount of the Additional Term Loan to be made by such Bank.

                  SECTION 4.2. Payments and Computations. (a) The Partnership shall make each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at its address referred to in Section 14.2 hereof in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest in respect of the Term Loans (other than pursuant to Section 3.5, 5.1, 5.2, 5.3 or 5.4 hereof) pro rata in accordance with each Bank's Proportionate Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                  (b) The Partnership hereby authorizes each Financing Party, if and to the extent payment owed to such Financing Party is not made when due hereunder or under any Note held by such Bank, to charge from time to time against any or all of the Partnership's accounts with such Financing Party any amount so due.

                  (c) All computations of interest based on the Prime Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the CD Rate or on the Eurodollar Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each computation by the Agent (or, in the case of Section 3.5 hereof, by any Financing Party) of interest owing hereunder shall be conclusive and binding for all purposes absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Agent shall have received notice from the Partnership at least two Business Days prior to the date on which any payment is due to any Financing Party hereunder that the Partnership will not make such payment in full, the Agent may assume that the Partnership has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Financing Party on such due date an amount equal to the amount then due such Financing Party. If and to the extent the Partnership shall not have so made such payment in full to the Agent, each Financing Party shall repay to the Agent forthwith on demand such amount distributed to such Financing Party together with interest thereon, for each day from the date such amount is distributed to such Financing Party until the date such Financing Party repays such amount to the Agent, at the daily Federal Funds Rate as quoted by the Agent. A certificate of the Agent submitted to any Financing Party with respect to any amounts owing by such Financing Party under this Section 4.2(e) shall be conclusive absent manifest error.

                  (f) All payments made by any Financing Party under this Agreement shall be made in accordance with the Interbank Compensation Rules of the Council on International Banking.

                  SECTION 4.3. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Term Loans made by it (other than pursuant to Section 3.5, 5.1, 5.2, 5.3 or 5.4 hereof) in excess of its Proportionate Share of payments on account of the Term Loans obtained by all the Banks, such Bank shall forthwith purchase from each of the other Banks such participation in the Term Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment with the Banks pro rata in accordance with their respective Proportionate Shares; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and each such Bank shall repay to the purchasing Bank the purchase price to the extent of its Proportionate Share of such recovery together with an amount equal to such Bank's Proportionate Share of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Partnership agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.3 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Partnership in the amount of such participation.

                  SECTION 4.4. Notes. The Partnership shall issue to each Bank on the Effective Date a promissory note substantially in the form of Exhibit B-1 hereto with appropriate insertions (collectively, the "Term Notes"), to evidence the Partnership's obligation to pay the principal of, and interest on, the Term Loans made by such Bank. Each Term Note shall (a) be dated the Effective Date,
(b) be in a principal amount equal to the aggregate principal amount of all Term Loans made by such Bank, (c) bear interest on the unpaid principal amount thereof as provided in Section 3.4 hereof and (d) be entitled to the benefits of this Agreement and the Security Documents and (e) be subject to required prepayments as provided in Section 3.3 hereof. The Term Loans made by each Bank and all payments and prepayments made on account of the principal thereof, and all Conversions of such Term Loan, shall be recorded by such Bank on the schedule (or a continuation thereof) attached to the Note held by it evidencing such Term Loan, it being however understood that failure by such Bank to make any such endorsement shall not affect the obligations of the Partnership hereunder or under such Note in respect of such Term Loan evidenced thereby.

                  SECTION 4.5. Taxes. (a) Any and all payments by the Partnership hereunder or under the Notes shall be made, in accordance with
Section 4.2 hereof, free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Issuing Bank and the Agent, taxes imposed on the income of any thereof, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Partnership shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank, the Issuing Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Partnership shall make such deductions and (iii) the Partnership shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Partnership agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution or delivery or otherwise with respect to this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) The Partnership will indemnify each Financing Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 4.5) paid by such Financing Party (as the case may be) or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Financing Party makes written demand therefor unless the Partnership is contesting such Tax or Other Tax in accordance with Section 7.5 hereof.

                  (d) Within 30 days after the date of any payment of Taxes by the Partnership, the Partnership will furnish to the Agent, at its address referred to in Section 14.2 hereof, the original or a certified copy of a receipt evidencing payment thereof. The Partnership shall compensate each Financing Party for all reasonable losses and expenses sustained by such Financing Party as a result of any failure by the Partnership to so furnish such copy of such receipt.

                  (e) Without prejudice to the survival of any other agreement of the Partnership hereunder, the agreements and obligations of the Partnership contained in this Section 4.5 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  (f) Each Bank hereby agrees that it will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such Taxes or Other Taxes and will not, in the sole opinion of such Bank, be disadvantageous to such Bank.


                                    SECTION 5

                         YIELD PROTECTION AND ILLEGALITY

                  SECTION 5.1. Increased Costs. If, due to either (a) the enactment of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 3.5 hereof) in or in the interpretation of any law or regulation or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of making, funding or maintaining Eurodollar

Rate Loans or CD Rate Loans, then the Partnership shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to reimburse such Bank for such increased cost. A certificate as to any such increased cost submitted to the Partnership and the Agent by such Bank, accompanied by an explanation of the basis therefor, shall be conclusive and binding for all purposes absent manifest error. If the Partnership so notifies the Agent within five Business Days after any Bank notifies the Partnership of any increased cost pursuant to the foregoing provisions of this Section 5.1, the Partnership may either (i) if the Majority Banks shall consent thereto, prepay in full all Eurodollar Rate Loans or CD Rate Loans, as the case may be, of such Bank then outstanding, together with interest accrued thereon, in accordance with Section
3.4 hereof and also together with the reimbursement for such cost in accordance with this Section 5.1 or (ii) Convert all Eurodollar Rate Loans or CD Rate Loans, as the case may be, of all Banks then outstanding into Prime Rate Loans in accordance with Section 3.7 hereof and, additionally, reimburse such Bank for such increased cost in accordance with this Section 5.1. Each Bank hereby agrees that it will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such increased costs and will not, in the sole opinion of such Bank, be disadvantageous to such Bank. In the event that any Bank shall have submitted a demand for payment pursuant to this
Section 5.1 or pursuant to Section 5.3 or 4.5 hereof, the Partnership may, upon not less than 15 days' notice to the Agent and such Bank (unless such Bank shall have rescinded such demand for payment in writing within such 15 day period), either (a) prepay all of the Term Loans of such Bank, together with accrued interest thereon until the date of such prepayment and all other amounts then payable to such Bank hereunder and under the Term Notes, or (b) require such Bank to sell, pursuant to and in accordance with Section 14.3(b) hereof, all of its rights and obligations under this Agreement and the Term Note held by it to another bank or financial institution; provided, that any such sale shall be on terms reasonably acceptable to such Bank and any such bank or other financial institution shall be a Bank or, if not a Bank, a bank or other financial institution reasonably acceptable to the Agent.

                  SECTION 5.2. Illegality. Notwithstanding any other provision of this Agreement, if the enactment of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Financing Party or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans hereunder, then, on notice thereof and demand therefor by such Financing Party to the Partnership through the Agent, (a) the obligation of such Financing Party to make Eurodollar Rate Loans and to Convert Loans into Eurodollar

Rate Loans shall terminate and (b) the Partnership shall forthwith Convert all Eurodollar Rate Loans of such Financing Party then outstanding into Prime Rate Loans in accordance with Section 3.7 hereof.

                  SECTION 5.3. Requirements of Law. In the event that any Bank shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations under this Agreement to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Partnership shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. A certificate as to any such increased cost submitted to the Partnership and the Agent by such Bank, accompanied by an explanation of the basis therefor, shall be conclusive and binding for all purposes absent manifest error.

                  SECTION 5.4. Compensation. The Partnership shall compensate each Financing Party, upon written request by such Financing Party (which request shall set forth the basis for requesting such amounts), for all reasonable losses and expenses, including, without limitation, any interest, premium or penalty paid by such Financing Party (or its lending branch or affiliate) to lenders of funds borrowed by it or deposited with it for the purpose of making or maintaining each of its Eurodollar Rate Loans and CD Rate Loans, which such Financing Party (or its lending branch or affiliate) may sustain, to the extent not otherwise compensated for hereunder and not mitigated by the reemployment of such funds: (a) if for any reason (other than a default by such Financing Party) a Conversion of any Loan does not occur on a date specified therefor in a notice given pursuant to Section 3.7 hereof, (b) if any prepayment or repayment of its Eurodollar Rate Loans or CD Rate Loans, as the case may be, occurs on a date which is not the expiration date of the relevant Interest Period, whether or not such prepayment or repayment is required by the terms of this Agreement, or (c) if any prepayment of its Eurodollar Rate Loans or CD Rate Loans, as the case may be, is not made on any date specified in a notice of prepayment given by the Partnership. Without prejudice to the foregoing, the Partnership shall indemnify each Financing Party against any loss or expense which such Financing Party (or its lending branch or affiliate) may sustain or incur as a consequence of the default by the Partnership in payment of principal of or interest on any Eurodollar Rate Loan or CD Rate Loan, as the case may be, or any part thereof, or of any amount due under this Agreement, including, but not limited to, any interest, premium or penalty paid by such Financing Party (or its lending branch or affiliate) to lenders of funds borrowed by it or deposited with it for the purpose of making or maintaining such Eurodollar Rate Loan or CD Rate Loan, as the case may be, as determined by such Financing Party in the exercise of its sole discretion. A certificate as to any such loss or expense (specifying the basis of such loss or expense) shall be promptly submitted by such Financing Party to the Partnership (with a copy to the Agent) and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.


                                    SECTION 6

                          CONDITIONS TO EFFECTIVE DATE

                  SECTION 6.1. Occurrence of Effective Date. This Agreement shall become effective on the date on which each of the following conditions shall have been fulfilled to the satisfaction of the Financing Parties, as such date is specified in a notice given by the Agent to the other parties hereto (such date being herein called the "Effective Date"):

                  (a) Agreement. The Agent shall have received counterparts of this Agreement, duly executed by the Partnership and each Financing Party.

                  (b) Proceedings and Documents. All proceedings taken by the Partnership, Cogentrix Virginia, Capistrano, the Parent, Cogentrix Energy and EME in connection with the execution and delivery of this Agreement and the other agreements, amendments and documents referred to in this Section 6.1, and the consummation of the transactions contemplated hereby and thereby, shall be satisfactory in form and substance to the Financing Parties and their special counsel; and each Financing Party shall have received copies of all partnership and corporate proceedings, incumbency and signature certificates, certificates of public officials and other documents with respect to this Agreement, such other agreements, amendments and documents and the consummation of the transactions contemplated hereby and thereby as it or its special counsel may reasonably request.

                  (c) Notes. There shall have been delivered to each of the Banks its respective Term Note and to the Issuing Bank the Debt Service Letter of Credit Note, each such Note to be duly authorized and executed by the Partnership.

                  (d) Security Deposit Agreement. The Third Amended and Restated Security Deposit Agreement, substantially in the form of Exhibit I hereto, shall have been executed and delivered by the parties thereto.

                  (e) Debt Service Letter of Credit. The Agent shall have received the Debt Service Letter of Credit, dated the Effective Date.

                  (f) Mortgage Amendment. The Mortgage Amendment shall have been executed and delivered by the Partnership, shall have been recorded in all public offices wherein such recording is necessary to perfect the interests of the Mortgagee in and to the Collateral covered thereby, and all taxes and fees payable with respect to such recording shall have been paid in full.

                  (g) Amendment of Parent Pledge Agreement. The Parent shall have executed and delivered to the Agent, and Cogentrix Energy shall have acknowledged and accepted, the Amendment No. 3 to Pledge and Security Agreement substantially in the form of Exhibit F hereto.

                  (h) Amendments of Partner Assignments. Cogentrix Virginia shall have executed and delivered to the Agent an Amendment, substantially in the form of Exhibit H-1 hereto, to its Assignment and Security Agreement with the Agent; and Capistrano shall have executed and delivered to the Agent an Amendment, substantially in the form of Exhibit H-2 hereto, to its Assignment and Security Agreement with the Agent.

                  (i) Amendment of Security Agreement. The Partnership shall have executed and delivered to the Agent the Amendment No. 3 to Security Agreement substantially in the form of Exhibit D hereto.

                  (j) Title Insurance Policy Endorsement; Survey. An endorsement to the existing mortgagees' title insurance policy shall have been issued, in form and substance satisfactory to the Financing Parties, confirming the priority of the lien of the Mortgage evidenced by such existing title insurance policy on the Partnership's leasehold interest in the Site and on its interest in the easements granted pursuant to the Easement Agreements. The Agent shall have received an "as built" survey of the site (or "bring down" thereof) by a licensed surveyor satisfactory to the Agent and the title insurance company issuing such endorsement, showing no state of facts unsatisfactory to the Agent. The Agent shall have received evidence that the premium in respect of such endorsement shall have been paid.

                  (k) Insurance. The Financing Parties shall have received certificates of insurance evidencing the existence of all insurance required to be maintained pursuant to

         Section 7.3 hereof, accompanied by a certificate of the insurance broker arranging such insurance that all insurance required hereunder has been obtained and that such insurance is of the type usual and customary for transactions similar to the transactions contemplated by this Agreement.

                  (l) Termination of Existing Swap. The Agent shall have received evidence satisfactory to it that the Partnership shall have terminated, or otherwise has been relieved of all of its obligations under, the Existing Swap and shall have paid in full all amounts owing by it thereunder.

                  (m) Payment of Interest and Fees. All interest, if any, on the Existing Loans which is accrued and unpaid to and including the Effective Date, and all commissions, fees and other amounts payable by the Partnership under the Existing Reimbursement Agreement which are accrued and unpaid to and including the Effective Date (whether or not then due and payable and including any amounts payable to any of the Transferor Banks pursuant to Section 5.4 of the Existing Reimbursement Agreement as a result of the transactions contemplated under the Bank Assignment), shall have been paid in full.

                  (n) Indemnity Agreements. The Agent shall have received each of the Indemnity Agreements, duly executed and delivered by the parties thereto.

                  (o) Power Purchase Agreement Amendment. The Agent shall have received, with a copy for each other Financing Party, a true and complete copy of the Power Purchase Agreement Amendment, certified as such on the Effective Date by an Officer's Certificate of the Partnership.

                  (p) VEPCO Notice. The Agent shall have received evidence satisfactory to it that the Partnership shall have delivered to VEPCO the notice specified in Section 2.3 of the Power Purchase Agreement Amendment in order for the Power Purchase Agreement Amendment to become effective.

                  (q) VEPCO Consent. The Agent shall have received the VEPCO Consent, duly executed and delivered by VEPCO.

                  (r) Consulting Professional's Report. The Banks shall have received a report of the Consulting Professional with respect to the operation of the Facility, covering such matters with respect to the Project as the performance of the Facility (including without limitation operating and maintenance costs, capacity, downtime, and generating efficiencies of the Facility, both for the period prior to the Effective Date and projections for the period commencing on the Effective Date and ending on the Final Payment Date

         (taking into account the projected effect of the Power Purchase Agreement Amendment)), the major maintenance and overhaul plan for the Facility, the current equipment condition, and each other item as shall be reasonably requested by the Financing Parties, which report shall be satisfactory in form and substance to the Financing Parties.

                  (s) Opinions of Counsel. The Financing Parties shall have received opinions of counsel to the Partnership, Cogentrix Virginia, the Parent and Cogentrix Energy, of special New York counsel to the Partnership, Cogentrix Virginia, the Parent and Cogentrix Energy, of special Virginia counsel to the Partnership and Cogentrix Virginia and of counsel to Capistrano and EME, each of which opinions shall cover such matters as the Financing Parties shall reasonably request and shall be in form and substance satisfactory to the Financing Parties and their special counsel.

                  (t) Representations True; No Default; Certificate. The representations and warranties of the Partnership contained in Section 2 hereof shall be true and correct on and as of the Effective Date as if made on and as of such date; no Default or Event of Default shall exist on the Effective Date; and the Financing Parties shall have received a certificate to such effect, dated the Effective Date and executed by an authorized officer of the Partnership.

                  (u) [intentionally omitted]

                  (v) Financial Projections. The Banks shall have received from the Partnership the Required Projections, which projections shall be certified by the Treasurer of the Partnership or the Group Senior Vice President and Chief Financial Officer of Cogentrix Virginia as being prepared in good faith in full consideration of all information known to such officer, after due inquiry, as of the Effective Date. The Required Projections shall be prepared in such detail and based upon such assumptions as shall be satisfactory to the Banks (after consultation with the Consulting Professional).

                  (w) Fees and Expenses. The Agent and each of the other Financing Parties shall have received the fees and expenses payable to each of them pursuant to Sections 3.8 and 11 hereof.

                  (x) Bank Assignment. The Bank Assignment shall have been duly executed and delivered by the parties thereto effecting the transfers of the Existing Term Loans contemplated thereby.

                  (y) Assigned Contracts; Consents. The Agent shall have received, with a copy for each other Financing Party, a true and complete copy of each Assigned Contract and each Consent, certified as such on the Effective Date by an Officer's Certificate of the Partnership.

                  (z) Insurance Advisor's Report. The Financing Parties shall have received the report of the Insurance Advisor, which report shall be in form and substance satisfactory to the Financing Parties.

                  (aa) Borrowing Request. The Agent shall have received a Borrowing Request from the Partnership requesting a borrowing of the Additional Term Loans.

                  (bb) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

                  The Partnership covenants and agrees that, from the Effective Date and until payment in full of the Loans, the Notes and all other
Obligations:

                  SECTION 7.1. Maintenance of Existence, Properties, Etc. The Partnership shall preserve and maintain its legal existence and all of its rights, privileges and franchises necessary for the proper operation of the Project and the maintenance of its existence.

                  SECTION 7.2. Compliance with Laws. The Partnership shall comply with all laws, rules, regulations and orders, and shall from time to time obtain and comply with all Government Approvals as shall now or hereafter be necessary under applicable law or regulation, in connection with the completion of construction, ownership, operation or maintenance of the Project (except any thereof the non-compliance with which could not reasonably be expected to have a materially adverse affect on the Partnership, any Partner, the Project, the Partnership's or any Partner's ability to perform its obligations under the Project Documents or the rights or interests of the Banks or the Agent) or the making and performance by the Partnership or any Partner of any of the Project Documents to which it is a party, and the Partnership shall promptly furnish copies of each such Government Approval to the Agent.

                  SECTION 7.3. Insurance. (a) Insurance Against Loss or Damage. Without cost to the Secured Parties, the Partnership shall maintain or cause to be maintained in effect at all times with responsible insurers authorized to do business in the State of Virginia with a Best's rating of "A-" or better (except for policies underwritten by Lloyds of London and other approved companies acceptable to the Agent) insurance with respect to the Project (including boiler, turbine and machinery insurance) against all risks of physical loss in such amount as the Partnership would, in the prudent management of its property, maintain, or as would be maintained by others similarly situated in respect of property similar to the Project, provided that the amount of such insurance with respect to the Project shall not at any time be less than an amount equal to the full insurable value of the Facility. For purposes of this Section 7.3(a), the "full insurable value" of the Facility shall mean the full replacement value of the Facility, including without limitation all fuel, improvements, equipment and supplies, without deduction for physical depreciation and/or obsolescence. All insurance policies shall be on a "no co-insurance/replacement cost" basis and in such form (including the form of the loss payable clauses) and with such insurers as shall at all times be reasonably satisfactory to the Agent. If boiler and machinery insurance is written on a policy separate from the policy under which other insurance provided pursuant to this Section 7.3(a) is written, each such policy shall contain a joint loss agreement endorsement. No such policy shall have a deductible of greater than $250,000 or such lesser or greater amount acceptable to the Agent as shall (in the good faith judgement of the Agent) be available on commercially reasonable terms.

                  All insurance policies required hereby covering loss or damage to the Project shall name the Secured Parties as additional insureds and shall name the Agent as first loss payee and shall provide that any payment thereunder for any loss or damage shall be made to the Agent, except that such policies may provide that any payment of less than $100,000 made in respect of any single casualty or other occurrence may be paid solely to the Partnership, unless the Agent shall have notified the insurer that an Event of Default has occurred hereunder and is continuing. Proceeds of such insurance paid to the Agent shall be disbursed or applied by the Agent in the manner contemplated by the Security Deposit Agreement.

                  (b) Insurance Against Public Liability and Property Damage. Without cost to any Secured Party, the Partnership shall maintain or cause to be maintained in effect at all times with responsible insurers authorized to do business in the State of Virginia with a Best's rating of "A-" or better (except for policies underwritten by Lloyds of London and other approved companies acceptable to the Agent) insurance policies with respect to the Project insuring against liability for death of, or loss, injury or damage to, the person or property of others from such risks, in such form as shall at all times be satisfactory to the Agent and in such amounts as the Partnership would in the prudent management of its property maintain, or would be maintained by others similarly situated in respect of property similar to the Project; provided that in no event shall the insurance required to be maintained in accordance with this paragraph (b) be in an amount less than $10,000,000 combined single limit or such higher amount (not exceeding $25,000,000) as shall be obtainable at commercially reasonable premiums. Each of the insurance policies maintained in accordance with this paragraph (b) shall be written on an occurrence basis, shall name the Secured Parties as additional insureds thereunder and shall insure the interests of the Secured Parties regardless of any breach of, or violation by the Partnership of, any declarations or conditions contained in such policies.

                  (c) Business Interruption Insurance. The Partnership shall at all times maintain business interruption insurance with respect to the Project, in such form and with such insurance company as shall be satisfactory to the Agent and in an amount sufficient to cover the payment of all ongoing expenses related to the Project and payment of debt service on the Obligations during a period of twelve months; provided, however, that such insurance policy may provide that insurance proceeds will not be payable with respect to the first 30 days of each business interruption. The Partnership shall also maintain contingent business interruption insurance covering the loss of net profits and the payment of all fixed expenses of the Partnership (including, without limitation, all payments of principal and interest due hereunder) payable for a minimum period of 6 months in the event that the Facility's operation is impaired as a result of physical loss or damage to facilities owned by others; provided, however, that such insurance policy may provide that insurance proceeds will not be payable with respect to the first 30 days of such impairment of operation.

                  (d) Worker's Compensation Insurance, etc. During the term of this Agreement, the Partnership shall also carry workers' compensation insurance or occupational disability benefits insurance and such other forms of insurance which the Partnership is required by law to provide (including, without limitation, United States Longshoremen's and Harborworkers' insurance coverage, if applicable), covering loss resulting from injury, sickness, disability or death of the employees of the Partnership.

                  (e) All Policies. All policies (other than policies with respect to workers' compensation, occupational disability benefits or similar insurance) shall insure the interests of the Secured Parties regardless of any breach or violation by the Partnership or any Partner of warranties, declarations or conditions contained in such policies or any action or inaction of the Partnership or any Partner or any other Person; each such policy shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Partnership) shall operate in the same manner as if there were a separate policy covering each such insured; each such policy shall waive any right of subrogation of the insurers to any rights of the Secured Parties and shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Partnership or any Partner or any Secured Party; and each such policy shall provide that, if such insurance is to be cancelled, terminated or materially changed for any reason whatsoever, the insurers will promptly notify the Partnership and the Agent, and any such cancellation, termination or change shall not be effective as to any Secured Party for 30 days (or 10 days in the event of a failure to pay a premium) after receipt of such notice by the Agent, and that appropriate certification shall be made to the Partnership by each insurer with respect thereto.

                  (f) Additional Requirements. In addition to the other requirements of this Section 7.3, the Partnership shall comply in all respects
(x) with the insurance requirements of VEPCO contained in the Power Purchase Agreement and (y) with the insurance requirements of Allied contained in the Ground Lease. In the case of any conflict between the provisions of this Section
7.3 and the provisions of the Ground Lease regarding the manner of applying insurance proceeds, the provisions of the Ground Lease shall control.

                  (g) Certificates of Insurance. The Partnership will deliver to each Financing Party, VEPCO and Allied, on or prior to the expiration date of each insurance policy required to be maintained by it pursuant to this Section 7.3, a certificate executed by the insurer or its duly authorized agent evidencing the continuance of such insurance policy (or, upon request, a certified copy of such insurance policy). The Partnership shall deliver to the Agent, within 30 days of the end of each fiscal year of the Partnership, a certificate from a recognized independent insurance broker confirming that (i) all insurance policies required by this Section 7.3 are in full force and effect as of the date of such certificate and (ii) all premiums due on such policies have been paid in full.

                  (h) Substitute Insurance Coverage. Notwithstanding the foregoing provisions of this Section 7.3, subject to the approval of the Majority Banks, which approval shall not be unreasonably withheld, any insurance coverage required to be maintained by the Partnership pursuant to the provisions of this Section 7.3 need not be so maintained if the Partnership shall have been provided the benefit of the same coverage by direct and/or indirect parents of the Partners or their affiliates under their self-insurance programs (but only if such parent's or affiliate's financial condition is satisfactory to the Majority Banks in their sole discretion) and/or their policies of insurance and the Agent and the Banks shall have been provided evidence satisfactory to the Majority Banks of such coverage and the status of the Secured Parties as beneficiaries thereof, together with evidence satisfactory to them that such substitute coverage does not violate the insurance requirements of any of the other Project Documents to which the Partnership is a party.

                  SECTION 7.4. Litigation. The Partnership shall promptly furnish to the Agent notice in writing of any suit, arbitration or proceeding affecting the Partnership or the Project (a) before any governmental or regulatory authority (other than regular compliance proceedings), (b) in which the amount involved is $100,000 or more and is not covered by insurance or (c) in which injunctive or similar relief is sought.

                  SECTION 7.5. Taxes. The Partnership shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Partnership. The Partnership shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest if: (a) the Partnership diligently prosecutes such contest, (b) the Partnership sets aside on its books adequate reserves with respect to the contested items and (c) during the period of such contest the enforcement of any contested item is effectively stayed. The Partnership will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

                  SECTION 7.6. Reporting Requirements. The Partnership shall furnish to the Agent and each other Financing Party:

                  (a) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Partnership, a balance sheet of the Partnership as at the end of such quarter and the related statements of income, partners' capital and changes in financial position as at the end of and for such quarter, certified in a manner acceptable to the Financing Parties by the Treasurer of the Partnership;

                  (b) As soon as available and in any event within 90 days after the end of each fiscal year of the Partnership, a balance sheet of the Partnership as at the end of such fiscal year and the related statements of income, partners' capital and changes in financial position as at the end of such fiscal year, with an opinion thereon of Arthur Andersen & Co. or other independent certified public accountants of national standing acceptable to the Financing Parties to the effect that said financial statements fairly present the financial condition and results of operations of the Partnership as at the end of and for such fiscal year;

                  (c) Promptly after the occurrence of any Default hereunder, a notice setting forth the nature of such Default, and the steps being taken by the Partnership to remedy such Default;

                  (d) As soon as available and in any event within 30 days after the end of each fiscal quarter of each fiscal year of the Partnership, a report in such form and detail as shall be acceptable to the Financing Parties, certified by the Treasurer of the Partnership, setting forth an accounting of power purchase revenues received under the Power Purchase Agreement and steam purchase revenues received under the Steam Purchase Agreement;

                  (e) Promptly after receipt thereof, a copy of each material notice, demand or other communication delivered to the Partnership or any Partner pursuant to any Project Document;

                  (f) Copies of each permit, approval or license obtained by the Partnership or any Partner;

                  (g) Within 30 days after each Installment Payment Date, a certificate of the Treasurer of the Partnership, setting forth the information necessary to determine the Partnership's Twelve-Month Debt Coverage Ratio as at such Installment Payment Date and its Available Project Cash Flow for the three-month period then ended;

                  (h) A copy of each certificate, request or notice delivered by the Partnership to the Security Agent pursuant to the Security Deposit Agreement, concurrently with the delivery thereof to the Security Agent;

                  (i) Not less than 30 nor more than 60 days prior to the end of each fiscal year of the Partnership, an operating budget for the next succeeding fiscal year of the Partnership;

                  (j) Promptly after its receipt thereof by the Partnership or the Partners, copies of all material correspondence and notices to or from any agency, official or other third party regarding hazardous materials and/or environmental laws and regulations with respect to the Site or Facility; and

                  (k) From time to time, such further information (whether or not of the kind mentioned above) regarding the business, operations and financial condition of the Partnership as any Financing Party may reasonably request.

                  Each set of financial statements delivered pursuant to clauses
(a) and (b) of this Section 7.6 shall be accompanied by a certificate of the Treasurer of the Partnership (i) stating that no Default hereunder, and no default of which the Partnership has knowledge under any other Project Document, has occurred and is continuing (or, in the event any such Default or default shall have occurred and be continuing, a statement setting forth the nature of such Default or default and the steps being taken by the Partnership to remedy such Default or default) and (ii) demonstrating whether or not the Partnership is in compliance with the provisions of this Section 7 and
Section 8 hereof. Each set of financial statements of the Partnership delivered pursuant to paragraph (b) of this Section 7.6 shall be accompanied by a certificate of the independent public accountants which certified such financial statements stating that in making the examination necessary for the audit thereof no knowledge was obtained of any Default hereunder, except as specified in such certificate. Each Financing Party will keep confidential any information furnished to it by the Partnership, subject to the exceptions set forth in the proviso to the last sentence of Section 7.7 hereof.

                  SECTION 7.7. Books and Records. The Partnership shall keep proper books of record in accordance with generally accepted accounting principles and permit representatives of any Financing Party and the Consulting Professional to visit and inspect its properties, to examine its books of record and account and to discuss its affairs, finance, and accounts with its principal officers, engineers and independent accountants, all at such reasonable times during business hours and at such intervals as such Financing Party or the Consulting Professional may desire. The Consulting Professional and representatives of any Financing Party shall have the right to inspect the Project from time to time. The Partnership shall at all times cause a complete set of the original plans (and all supplements thereto) relating to the Project to be maintained at the Facility and available for inspection by the Consulting Professional and any Financing Party. Each Financing Party agrees that it will use such plans and supplements only in connection with monitoring the operation of the Project and the financial condition, business and prospects of the Partnership or in connection with the exercise or prospective exercise of remedies hereunder and under the Security Documents and that such Financing Party will use reasonable efforts to keep confidential any such plans and supplements from time to time supplied to it by the Partnership which the Partnership indicates at the time are to be treated confidentially, provided that nothing herein shall affect the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, in which case the Financing Party will give notice of such requirement to the Partnership, (b) to counsel for any Financing Party or the Agent, to their respective accountants or to independent engineers or experts with whom a Financing Party or the Agent may consult and who are under an obligation of confidentiality to such Financing Party or the Agent, (c) to bank examiners and auditors, (d) to the Agent, any other Financing Party, or any Transferee or prospective Transferee, or (e) to prospective purchasers of the Project to whom the Financing Parties may furnish such plans and supplements in anticipation of a foreclosure sale or other exercise of remedies under the Security Documents.

                  SECTION 7.8.  [intentionally omitted]

                  SECTION 7.9. Maintenance. The Partnership, at its expense, shall keep the Facility in good working order and condition (ordinary wear and tear excepted) and make all repairs, replacements and renewals with respect thereto and all additions and betterments thereto, in each case (i) in compliance with the terms of the Power Purchase Agreement and the Steam Purchase Agreement, (ii) in compliance with the maintenance procedures prescribed or recommended by, and sufficient to keep in effect the warranties of, manufacturers and/or vendors of the various components of the Facility, and
(iii) in accordance with the practices, standards and procedures customary in the cogeneration industry with respect to coal-fired cogeneration facilities.

                  SECTION 7.10. Maintenance of Lien. The Partnership shall take or cause to be taken all action required or desirable to maintain and preserve the Liens of the Security Documents. The Partnership shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of the Security Documents) reasonably requested by the Agent for such purposes.

                  SECTION 7.11. Performance of Project Documents. The Partnership shall (a) perform and observe in all material respects all of its covenants and agreements contained in any of the Project Documents to which it is a party and (b) maintain in full force and effect each of the Project Documents and all contracts, permits and approvals relating thereto.

                  SECTION 7.12. Revenue Account; Special Payment Account. The Partnership shall cause all revenues payable to it, including (without limitation) all Project Revenues, and all insurance proceeds received by it and not required to be paid to the Mortgagee or any other Person pursuant to the provisions of this Agreement or the Mortgage or required to be deposited into the Insurance Proceeds Account (as defined in the Security Deposit Agreement) pursuant to the provisions of the Security Deposit Agreement, to be deposited directly into the Revenue Account established by the Security Agent under the Security Deposit Agreement. The Partnership shall cause the proceeds of all payments of damages made by Pontiki or MAPCO Coal, Inc. to the Partnership or Cogentrix Virginia pursuant to Section 9.06 of the Coal Sales Agreement to be deposited directly into the Special Payment Account established by the Security Agent under the Security Deposit Agreement.

                  SECTION 7.13. Collections. The Partnership shall promptly bill and collect for services performed by it in connection with any of the Project Documents.

                  SECTION 7.14.  [intentionally omitted]

                  SECTION 7.15. Quarterly Certificate of Available Project Cash Flow. Within thirty days after each Installment Payment Date, commencing with the first Installment Payment Date to occur after the Effective Date, the Partnership shall furnish to the Agent and the Security Agent a certificate signed by the Treasurer of the Partnership setting forth the Available Project Cash Flow for the three-month period ended on such Installment Payment Date and the calculations involved in determining such amount.

                  SECTION 7.16. Interest Rate Hedging. (a) The Partnership shall enter into no interest rate swap, cap or other hedging device without the consent of the Agent except in accordance with Section 7.16(c) hereof.

                  (b) Obligations of the Partnership to any Swap Counterparty in connection with a Swap shall be secured as provided in the Mortgage.

                  (c) If on any date the implied yield on U.S. Treasury bonds having a maturity most nearly equal to the then remaining period from such date to the Final Payment Date exceeds 8% per annum, then, within 10 days of such date, the Partnership shall enter into one or more Swaps reasonably satisfactory to the Agent which fix or "cap" the interest rates payable by the Partnership with respect to 50% of the then outstanding unpaid principal amount of the Loans in a manner reasonably satisfactory to the Agent, taking into account the amortization of principal provided for under Section 3.2, for the period of time from such date to the Final Payment Date.

                  SECTION 7.17. Assignments of Additional Contracts; Maintenance of Liens of the Security Documents; Future Mortgages.

                  (a) Concurrently with the execution of any Additional Contract, the Partnership shall execute and deliver to the Grantee an Assignment with respect to such Additional Contract and cause the other party or parties to such Additional Contract to execute and deliver to the Grantee a Consent with respect to such Assignment.

                  (b) Promptly upon the request of the Agent, and at the Partnership's expense, the Partnership shall execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents, and take such other action deemed by the

Majority Banks to be necessary or desirable for the creation or perfection of the liens and security interests purported to be created by the Security Documents.

                  (c) If the Partnership shall at any time acquire any real property or leasehold or other interests therein not covered by the Mortgage, the Partnership shall promptly upon such acquisition execute, deliver and record a first deed of trust in favor of the Grantee covering such real property or leasehold or other interests (which deed of trust shall be satisfactory in form and substance to the Grantee), provide a mortgagee's policy of title insurance in an amount equal to the purchase price of such property, and in connection therewith deliver to the Grantee such opinions of counsel and certificates as shall be reasonably requested by the Grantee.

                  SECTION 7.18. Notice under Consents. Within 60 days after the Effective Date, the Partnership shall deliver or cause to be delivered a notice to each party to a Consent (other than the Power Purchaser or the Partnership) that Credit Lyonnais is the Agent and the Grantee and of Credit Lyonnais' address and of the other transactions contemplated hereunder, each such notice to be in a form satisfactory to the Agent, and to be delivered by a method in accordance with the notice provisions of such Consent and by which evidence of receipt is obtained.


                                    SECTION 8

                               NEGATIVE COVENANTS

                  The Partnership covenants and agrees that, from the Effective Date and until payment in full of the Loans, the Notes and all other
Obligations:

                  SECTION 8.1. Merger, Sale of Assets, Purchases, Etc. The Partnership shall not merge into or consolidate with any other Person or sell, lease, transfer or otherwise dispose of any assets other than (a) sales of electric power pursuant to the Power Purchase Agreement, of steam pursuant to the Steam Purchase Agreement and of any other by-products of the fuel combustion process of the Facility; (b) sales, transfers and other dispositions of assets permitted by Section 14.6(a) hereof; and (c) Permitted Investments. The Partnership will not purchase or acquire any assets other than (x) the purchase of assets in connection with the completion of the Project, (y) the purchase of assets in the ordinary course of business reasonably required in connection with the operation of the Facility and (z) Permitted Investments.

                  SECTION 8.2. Debt. The Partnership shall not create, incur or assume any Debt other than Debt of the Partnership hereunder, except that the Partnership may be and become obligated in respect of (a) Debt in respect of equipment purchases up to but not exceeding $500,000 at any one time outstanding and (b) Junior Working Capital Loans.

                  SECTION 8.3. Distributions, Etc. (a) The Partnership shall not make any distributions to any Partner or to any other Person in respect of any partnership interest in the Partnership, whether in cash or other property, or redeem, purchase or otherwise acquire any interest of any Partner in the Partnership or any Junior Working Capital Loan or make any payment of principal, interest or premium on any Junior Working Capital Loan or make any payment of the Incentive Compensation Fee or the Overhead Fee or pay any amount representing regional or central support costs (any such distribution, payment or other action, a "Restricted Payment") unless at the time of such Restricted Payment, and immediately after giving effect thereto, (i) no Significant Default shall have occurred and be continuing and (ii) the Twelve-Month Debt Coverage Ratio, as at the immediately preceding Installment Payment Date, is at least
1.15 to 1, except that, on the Effective Date, the Partnership may pay a cash distribution in an amount not exceeding $40,000,000.

                  (b) The Partnership shall not make any payments of any nature to any Partner or any affiliate of any Partner other than (i) in respect of distributions, Junior Working Capital Loans, the Incentive Compensation Fee, the Overhead Fee and amounts representing regional and central support costs to the extent permitted by paragraph (a) of this Section 8.3 and by Section 4.6 of the Security Deposit Agreement and (ii) payments pursuant to the provisions of any Project Document.

                  SECTION 8.4. Liens, Etc. The Partnership shall not create or suffer to exist any Lien securing any Debt or other obligation of the Partnership or any other Person, other than Permitted Liens.

                  SECTION 8.5. Nature of Business. The Partnership shall not engage in any business other than the construction and operation of the Project.

                  SECTION 8.6. Amendment of Contracts, Etc. The Partnership will not, without the prior written consent of the Majority Banks, enter into any Additional Contract or agree to or permit (i) the cancellation or termination of any Project Document (except upon the expiration of the stated term thereof),
(ii) the assignment of the rights or obligations of any party to any Project Document except as contemplated by this Agreement or the Security Documents, or
(iii) any amendment, supplement or modification of, or waiver with respect to any of the provisions of, any Project Document to which the Partnership or any Partner is a party or with respect to which the consent of the Partnership or any Partner is required; provided, however, that the Partnership or any Partner may, upon prior written notice to the Financing Parties (but without their consent), amend, supplement, waive or otherwise modify any Project Document to which it is a party (other than the Construction Contract or a Project Document which is expressly for the benefit of any of the Financing Parties) in any manner which does not alter in any material respect the rights or obligations of the respective parties thereto.

                  SECTION 8.7. Permitted Investments. The Partnership shall not make any investments (whether by purchase of stock, bonds, notes or other securities, loan, advance or otherwise) other than Permitted Investments.

                  SECTION 8.8. Qualifying Facility. The Partnership shall not take any action, or omit to take any action, which would cause the Project to cease to be a Qualifying Facility.

                  SECTION 8.9. Leases. The Partnership shall not enter into, or be or become liable under, any agreement for the lease, hire or use of any real property or of any personal property (other than leases which are capitalized leases) which would cause the aggregate lease payments of the Partnership under all leases of personal property to exceed $250,000 for any fiscal year.

                  SECTION 8.10. Fiscal Year. The Partnership shall not change its fiscal year from the twelve-month period ending December 31 in each calendar year.

                  SECTION 8.11. Change of Office. The Partnership shall not change the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Project and all contracts relating thereto from that set forth in Section 2.19 hereof, unless the Partnership shall have given the Agent at least 30 days' prior written notice thereof and all action necessary or advisable in the Agent's opinion to protect and perfect the Liens and security interests with respect to the Collateral created by the Security Documents shall have been taken.


                                    SECTION 9

                                EVENTS OF DEFAULT

                  If any of the Events of Default listed below in this Section 9 shall occur and be continuing (and, in the case of any default caused by an Obligor other than the Partnership, the Partnership shall not have cured, or cause to have been cured, such default on behalf of such other Obligor within the respective grace periods, if any, set forth below), the Agent may (i) declare the entire unpaid principal amount of the Loans and Notes, all interest accrued and unpaid thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon such unpaid principal amount of the Loans and Notes, all interest accrued and unpaid thereon, and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Partnership; and/or (ii) foreclose on any or all of the Collateral; and/or (iii) proceed to enforce all other remedies available to it under the Security Documents and under applicable law (subject to the provisions of Section 13 hereof); provided, however, that if the only Events of Default which have occurred and are continuing are Events of Default referred to in paragraphs (b), (g), (h), (j) (relating to a Project Document other than the Power Purchase Agreement, the Coal Sales Agreement, the Transportation Contract or the Ground Lease), (m) (relating to a Project Document other than the Power Purchase Agreement, the Coal Sales Agreement, the Transportation Contract or the Ground Lease) and (p) below, the Agent shall not take any of the foregoing action unless it shall have given written notice to the Partnership that it intends to take such action and, if the Partnership is proceeding with all due diligence to cure such Event(s) of Default, such Event(s) of Default are not cured within 30 days thereafter. Notwithstanding the foregoing, if an Event of Default referred to in paragraph (e) or (f) below shall occur with respect to the Partnership or any Partner, automatically and without notice the actions described in clause (i) above shall be deemed to have occurred. Simultaneously with its giving of any notice to the Partnership under this Section 9 or its declaration of acceleration pursuant to clause (i) above, the Agent shall notify each Financing Party of such action. In the event that the entire unpaid principal amount of the Loans, and all interest accrued thereon, and all other amounts owing under this Agreement and the Security Documents shall have become due and payable pursuant to this Section 9, the Agent shall make a drawing on the Debt Service Letter of Credit in the amount then permitted to be drawn thereunder.

                  Such Events of Default are the following:

                  (a) Any principal of or interest on any Loan, any commission, any fee (including, without limitation, any Administration Fee or Debt Service Letter of Credit Fee) or any other amount payable to any Financing Party hereunder or under any Note shall not be paid when due; or any payment shall be made with funds in the Debt Protection Account under the Security Deposit Agreement in violation of the provisions of
         Section 4.6 thereof; or

                  (b) Any representation or warranty made by the Partnership herein or by any Obligor in any of the Project Documents to which such Obligor is a party or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Agent or any other Financing Party by or on behalf of the Partnership hereunder or such Obligor under any Project Document, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished; or

                  (c) The Partnership shall fail to perform or observe any of its covenants contained in this Agreement (other than those referred to in paragraphs (a) and (b) above) and such failure shall continue unremedied for 30 or more days after notice to the Partnership by any Financing Party; or

                  (d) Any Obligor shall fail to perform or observe any of its covenants or obligations contained in any of the Project Documents (other than the covenants and obligations referred to in paragraphs
         (a), (b) and (c) above or any covenant or obligation contained in the Indemnity Agreement) within the grace period, if any, provided for in such Project Document, which failure shall continue unremedied for a period of 30 days after notice by any Financing Party to the Partnership and which failure could reasonably be expected to materially adversely affect (i) the interest of any of the Financing Parties under such Project Document or any other Project Document, (ii) the ability of any Obligor to perform its obligations under such Project Document or any other Project Document or (iii) the ability of the Partnership or any Partner to perform its obligations under any of the Project Documents to which it is a party; or Cogentrix Energy or EME shall default in the performance or observance of any covenant or obligation in the Indemnity Agreement to which such party is a party (including, without limitation, any obligation to make a payment thereunder) and (x) if such default is in respect of an obligation to make a payment, such default shall continue unremedied for a period of three Business Days or (y) otherwise, Cogentrix Energy or EME, as the case may be, shall not have notified the Agent of such default within 30 days after it obtained knowledge thereof or such default shall continue unremedied for a period of 15 days after notice from any Financing Party requiring that such default be remedied; or

                  (e) Any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect),
         (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Obligor in an involuntary case under such Bankruptcy Code, or (vii) take any action for the purpose of effecting any of the foregoing; provided that it shall not be an Event of Default under this
         Section 9(e) if, within 30 days after the occurrence of any of the foregoing events with respect to an Obligor (other than the Partnership, any Partner, the Parent, VEPCO or Allied), such Obligor shall have been replaced by another Person acceptable to the Financing Parties who shall have entered into Project Document(s) similar to, and at least as favorable to the Partnership as, the Project Document(s) to which such Obligor was a party; or

                  (f) A proceeding or case shall be commenced without the application or consent of any Obligor in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or a warrant of attachment, execution or similar process shall be issued against property of such Obligor having a value of (or original cost, if higher) in excess of $10,000,000 in the case of VEPCO, Allied, MAPCO Coal, Inc. or the Railroad Carrier or in excess of $10,000 in the case of any other Obligor and such proceeding, case, warrant or process shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or any order for relief against such Obligor shall be entered in an involuntary case under such Bankruptcy Code; provided that it shall not be an Event of Default under this Section 9(f) if, within 30 days after the occurrence of any of the foregoing events with respect to an Obligor (other than the Partnership, any Partner, the Parent, VEPCO or Allied), such Obligor shall have been replaced by another Person acceptable to the Financing Parties who shall have entered into Project Document(s) similar to, and in the judgment of the Financing Parties at least as favorable to the Partnership as, the Project Document(s) to which such Obligor was a party; or

                  (g) A judgment or judgments for the payment of money in excess of $500,000 shall be rendered against the Partnership or any Partner and the same shall remain in effect and unstayed and unbonded for a period of 30 or more consecutive days; or

                  (h) If (A) any Obligor shall fail to obtain, renew, maintain or comply in all material respects with all such Government Approvals which shall at the time be necessary

         (i) for the execution, delivery or performance by each of the Obligors of its respective rights and obligations under the Project Documents,
         (ii) for the construction or operation of the Project as contemplated by the Project Documents or (iii) for the grant by the Partnership or any Partner or the Parent of the Liens created under the Security Documents or for the validity and enforceability or for the perfection of or the exercise by the Agent or the Security Agent, as the case may be, of its rights and remedies thereunder, or any such Government Approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect, and (except in the case of the matters referred to in the foregoing clause (iii)) such failure to obtain, renew, maintain or comply or such revocation, termination or other event shall continue unremedied for 30 days, or any proceeding shall be commenced by or before any governmental authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying or withholding any such Government Approval and such proceeding is not dismissed within 60 days; and (B) such failure to obtain, renew, maintain or comply with or such revocation, termination, withdrawal, suspension, modification, withholding or cessation or such proceeding may materially adversely affect the interest of the Financing Parties under any of the Project Documents or the security provided to the Financing Parties under the Security Documents or the ability of any Obligor to perform its obligations under any of the Project Documents; or

                  (i) The Partnership or any Partner shall default in the payment when due, by acceleration or otherwise, of any amount in respect of any Debt of the Partnership or any Partner (other than the Debt referred to in paragraph (a) above) for more than $500,000 and such default shall continue beyond the applicable grace period, if any, specified in the note, agreement or other instrument relating to such Debt, or any other event shall occur under any note, agreement or other instrument by which any such Debt is evidenced or under which any such Debt is created which entitles the holder or holders of such Debt (or an agent or trustee on its or their behalf) to cause such Debt to become due prior to its stated maturity or payment date, and such event shall not be cured within the applicable grace period, if any, specified in such note, agreement or other instrument; or

                  (j) Any material provision of any Project Document shall at any time for any reason cease to be valid and binding or in full force and effect or any party thereto (other than any Financing Party) shall so assert in writing; or any material provision of any Project Document shall be declared to be null and void or the validity or enforceability thereof shall be contested by any party thereto (other than any Financing Party) or any governmental authority; or any Obligor shall deny that it has any liability or obligation under any Project Document, except upon fulfillment of its obligations thereunder, in each case the effect of which is either to materially adversely affect
         (i) the interest of the Financing Parties under such Project Document or (ii) the ability of any Obligor to perform its obligations under such Project Document; provided that it shall not be a default under this paragraph (j) if the Partnership shall obtain a court order, settlement or a replacement agreement with a Person satisfactory to the Financing Parties within 30 days after such invalidity, contest or denial shall have occurred, which is satisfactory in form and substance to the Financing Parties; or

                  (k) Any Security Document shall cease, for any reason, to be in full force and effect or any party thereto (other than any Financing Party) shall so assert in writing; any Security Document shall cease to be effective to grant a perfected Lien to the Grantee, the Mortgagee, the Agent or the Security Deposit Agent, as the case may be, on the Collateral described therein with the priority purported to be created thereby; or the parties to any Security Document (other than any Financing Party) shall default in the observance or performance of any of the covenants or agreements contained in any Security Document; or

                  (l) If at any time any of the issued and outstanding shares of capital stock of Cogentrix Virginia are not pledged as security for the Obligations pursuant to the Parent Pledge Agreement and/or one or more other stock pledge agreements in substantially the same form as the Parent Pledge Agreement; or

                  (m) Termination (other than normal expiration) of, or material amendment (other than as permitted pursuant to Section 8.6 hereof) of, any of the Project Documents without the prior written consent of the Majority Banks; or

                  (n) If the Partnership shall abandon the Project for a period longer than 120 consecutive days; or

                  (o) If at any time for any reason the Facility ceases to be a Qualifying Facility as owned by the Partnership; or

                  (p) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the opinion of the Majority Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Partnership or any Commonly Controlled Entity shall, or is, in the opinion of the Majority Banks, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Partnership to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Partnership; or

                  (q) If either Cogentrix Energy or EME shall at any time cease to own, directly or indirectly through one or more wholly-owned Subsidiaries, 50% of the general partnership interests of the Partnership; provided, that the foregoing shall not constitute an Event of Default (i) if Cogentrix Energy owns, directly or indirectly through one or more wholly-owned Subsidiaries, 100% of the general partnership interests of the Partnership or (ii) if EME ceases to own, directly or indirectly through one or more wholly-owned Subsidiaries, 50% of the general partnership interests of the Partnership as a result of a direct or indirect transfer by EME of such ownership interest in the Partnership, which transfer is consented to by the Majority Banks, such consent not to be unreasonably withheld.


                                   SECTION 10

                                 INDEMNIFICATION

                  The Partnership hereby indemnifies and holds harmless each Financing Party from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (including, without limitation, those relating to or arising out of pollution or other damage to the environment and excluding ordinary operating costs of the applicable indemnified party), including reasonable attorneys' fees, which such Financing Party may incur (or which may be claimed against such Financing Party by any Person or entity whatsoever) arising out of or in connection with the execution, delivery, enforcement (including the foreclosure or other sale of the property subject to the Mortgage and the ownership and/or possession of such property by such Financing Party or any representative thereof), performance or administration of this Agreement and the other Project Documents.


                                   SECTION 11

                                    EXPENSES

                  All statements, reports, certificates, opinions and other documents or information required to be furnished by the Partnership to any Financing Party under this Agreement shall be supplied without cost to such Financing Party. Further, the Partnership shall pay, on demand, whether or not any Loan is made hereunder, (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the fees and disbursements of Simpson Thacher and Bartlett, counsel to the Agent, and of local counsel to the Agent, but excluding ordinary operating costs of the Agent) incurred in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Project Documents or any waiver or amendment of, or supplement or modification to, the Project Documents, (ii) the review of any of the other agreements, instruments or documents referred to in this Agreement or relating to the transactions contemplated hereby, and (b) the reasonable fees and disbursements of the Consulting Professional, the Insurance Advisor and any other special consultants engaged by the Financing Parties in connection with the transactions contemplated by this Agreement any of the other Project Documents and (c) all costs and expenses of collection of any Financing Party (including reasonable fees and disbursements of counsel to any Financing Party) incident to the enforcement, protection or preservation of any right or claim of any Financing Party under the Project Documents.


                                   SECTION 12

                    THE AGENT AND RELATIONS AMONG BANKS, ETC.

                  SECTION 12.1. Appointment of Agent, Powers and Immunities. Each Bank and the Issuing Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Project Documents with such powers as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Project Document, or be a trustee for any Bank or the Issuing Bank. Notwithstanding anything to the contrary contained herein, the Agent shall not be required to take any action which is contrary to this Agreement or any other Project Document or applicable law. Neither the Agent nor any other Financing Party nor any of their respective affiliates shall be responsible to any other Financing Party for any recitals, statements, representations or warranties made by the Partnership contained in this Agreement or in any certificate or other document referred to or provided for in, or received by any Financing Party under, this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any other document referred to or provided for herein or for any failure by the Partnership to perform its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Project Document or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct.

                  SECTION 12.2. Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to take any action or exercise any discretion, but the Agent shall be required to act or to refrain from acting upon instructions of the Majority Banks and shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Project Document in accordance with the instructions of the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Financing Parties.

                  SECTION 12.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Financing Party or the Partnership referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default the Agent shall give notice thereof to the Financing Parties. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Financing Parties.

                  SECTION 12.4. Rights as Banks. Credit Lyonnais shall have the same rights and powers hereunder as any Bank and may exercise the same as though it was not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Credit Lyonnais in its individual capacity. Credit Lyonnais and its affiliates may (without having to account therefor to any Bank) accept deposits from, extend credit (on a secured or unsecured basis) to and generally engage in any kind of banking, trust or other business with the Partnership or any Partner or any of their respective affiliates, as if it was not acting as the Agent.

                  SECTION 12.5. Indemnification. Without limiting the obligations of the Partnership under Section 10 or Section 11 hereof, each Bank agrees to indemnify the Agent, ratably in accordance with the aggregate principal amount of the Term Loans held by them, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of principal of and/or interest on the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which the Partnership is obligated to pay under Section 10 and Section 11 hereof) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or wilful misconduct. The Agent shall be fully justified in refusing to take or to continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  SECTION 12.6. Documents. The Agent will forward to each Financing Party, promptly after the Agent's receipt thereof, a copy of each document furnished to the Agent for such Financing Party hereunder (and a copy of such other documents furnished to the Agent hereunder as may be requested by such Financing Party).

                  SECTION 12.7. Non-Reliance on Agent and Other Financing Parties. Each Financing Party represents that it has, independently and without reliance on the Agent or any other Financing Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Partnership and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Agent or any other Financing Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Agent nor any other Financing Party shall be required to keep informed as to the performance or observance by the Partnership under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of, the Partnership. Except for notices, reports and other documents and information expressly required to be furnished to the Financing Parties by the Agent hereunder, neither the Agent nor any other Financing Party shall have any duty or responsibility to provide any Financing Party with any credit or other information concerning the Partnership, or any affiliate of the Partnership, which may come into the possession of the Agent or such other Financing Party or any of its or their affiliates.

                  SECTION 12.8. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the other Financing Parties and the Partnership, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks and the Issuing Bank, appoint a successor Agent, which shall be a bank with an office (or having an affiliate with an office) in New York, New York, having a combined capital and surplus of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  SECTION 12.9. Authorization. The Agent is hereby authorized by the Financing Parties to execute, deliver and perform each of the Project Documents to which the Agent (whether as "Agent," "Grantee" or "Mortgagee") is or is intended to be a party and each Financing Party agrees to be bound by all of the agreements of the Agent contained in the Project Documents.


                                   SECTION 13

                             LIMITATIONS ON RECOURSE

                  Notwithstanding anything to the contrary contained in this Agreement, in any other Project Document or in any other document, certificate or instrument executed by any Affiliated Obligor, each Bank, the Issuing Bank, the Grantee and the Agent

(collectively, the "Bank Parties") agree that, except as hereinafter set forth, their rights in respect of the Obligations and any claim or liability under any Project Document asserted against the Partnership by the Bank Parties shall be limited to satisfaction out of, and enforcement against, the Collateral. The Bank Parties also hereby acknowledge and agree that, except for the Affiliated Obligors, no other Person (including, but not limited to, Edison International, Southern California Edison Company, The Mission Group, EME, Cogentrix Energy, Delaware Holdings, CHC or the Parent, or any present or future officer, employee, servant, controlling Person, manager, agent, authorized representative (including any member of the Partnership's Management Committee) or stockholder of Edison International, Southern California Edison Company, The Mission Group, EME, Cogentrix Energy, Delaware Holdings, CHC or the Parent) (collectively, the "Non-Recourse Persons") shall have any liability to all or any of the Bank Parties (such liability, including such as may arise by operation of law, being hereby expressly waived) for the payment of any sums now or hereafter owing by the Partnership under this Agreement or any other Project Document or for the performance of any of the obligations of the Affiliated Obligors contained herein or therein or shall otherwise be liable or responsible with respect thereto, except as hereinafter set forth. Accordingly, dividends or other distributions made by a Partner to its shareholders (other than dividends or other distributions made by Cogentrix Virginia to the Parent) shall not be deemed to be Collateral in which the Bank Parties have any security or other interest and the lien of any security interest or any other Lien granted by any Affiliated Obligor to any Bank Party under any Project Document shall not extend to any amounts that have been distributed, by dividend or otherwise, by an Affiliated Obligor to any of its affiliates (other than another Affiliated Obligor). If any Default or Event of Default shall occur or if any claim of the Bank Parties against the Partnership or alleged liability to the Bank Parties of any Affiliated Obligor shall be asserted under this Agreement or any other Project Document, the Bank Parties agree that, except as hereinafter set forth, they shall not have the right to proceed directly or indirectly against the Non-Recourse Persons or against their respective properties and assets (other than the Collateral) for the satisfaction of any Obligations or of any such claim or liability or for any deficiency judgment (except to the extent enforceable out of the Collateral) in respect of the Obligations or any such claim or liability. In furtherance of this Agreement, each Bank Party hereby covenants severally and not for any other Bank Party that, in the event of a proceeding under Title 11 of the United States Code in which the Partnership or any Partner is a debtor, it shall elect to have its claims against the Partnership or any Partner treated as fully secured pursuant to 11 U.S.C.
Section 1111(b)(2). Notwithstanding any of the foregoing, it is expressly understood and agreed, however, that nothing contained in this Section 13 shall in any manner or any way (i) constitute or be deemed to be a release of the

Obligations or impair the enforceability of the liens and security interests and possessory rights created by or arising from this Agreement and the Security Documents and the provisions of the Security Deposit Agreement relating to the Accounts and investments therein or, except as provided in the preceding sentence, restrict the remedies available to the Bank Parties to realize upon the Collateral, or (ii) affect or diminish any obligation, covenant or agreement of any Non-Recourse Person under, or any right or benefit of the Partnership or the Bank Parties under, any Project Document or any other agreement or instrument or (iii) without derogating from the meaning of Collateral, affect or diminish any rights of any Person against any other Person arising from misappropriation or misapplication of any funds or for such other Person's gross negligence or willful misconduct. The foregoing acknowledgments, agreements and waivers shall survive the termination of this Agreement and shall be enforceable by any Non-Recourse Person.


                                   SECTION 14

                                  MISCELLANEOUS

                  SECTION 14.1. No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising on the part of any Financing Party of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 14.2. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications hereunder ("notices") shall be in writing and shall be duly given or made if delivered by hand or courier or telecopy or if sent by first class mail or by tested or otherwise authenticated telex, telegram or cable, and shall be deemed to have been duly given or made upon the receipt thereof if by hand or courier or the transmittal thereof if by telex or telecopy or the delivery thereof to the telegraph office if by telegram or cable, or on the fifth Business Day following the deposit thereof in the mail, first class postage prepaid, in each case addressed to the party or Transferee to which such notice is requested or permitted to be given or made hereunder, if to the Agent, the Issuing Bank, a Bank or the Partnership at the address specified beneath the heading "Address for Notices" on the signature pages hereof (or, in the case of a Transferee which is not a party hereto, at the address of such Transferee which is furnished to the Agent by such Transferee), or at such other address of which such Person shall have notified in writing the party giving such Notice.

                  SECTION 14.3. Participations; Purchasing Banks. (a) Any Financing Party may, in accordance with applicable law, at any time sell to one or more banks or other entities ("Subparticipants") participating interests in any Loan made by such Financing Party, any Note held by such Financing Party or any other interest of such Financing Party hereunder. In the event of any such sale by a Financing Party of a participating interest to a Subparticipant, such Financing Party shall remain solely responsible for the performance of such Financing Party's obligations under this Agreement, such Financing Party shall remain the holder of any such Note for all purposes of this Agreement, the Partnership and the Agent shall continue to deal solely and directly with such Financing Party in connection with such Financing Party's rights and obligations under this Agreement and such Financing Party shall not grant any such Subparticipant any voting rights or veto power over any action by such Financing Party under this Agreement, except that such Financing Party may agree not to change the interest rate, amortization, mandatory prepayment provisions, maturity or amount of the Obligations hereunder and under such Note, and agree not to consent to the release (except in accordance with the provisions of Section 14.6 hereof) or subordination of any of the Collateral, without the consent of such Subparticipant. The Partnership agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Subparticipant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note in which it has purchased a participating interest to the same extent as if the amount of its participating interest were owing directly to it as a Financing Party under this Agreement or any such Note; provided that such right of setoff shall be subject to the obligation of such Subparticipant to share with the Banks, and the Banks agree to share with such Subparticipant, as provided in Section 4.3. The Partnership also agrees that each Subparticipant shall be entitled to the benefits of Sections 3.5, 4.5, 5.1, 5.3, 5.4, 10 and (in the case of a participating interest in any Debt Service Letter of Credit
Loan) 3A.10 with respect to its participation in the Loans and other Obligations hereunder outstanding from time to time; provided, that no Subparticipant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Financing Party would have been entitled to receive in respect of the amount of the participation transferred had no such transfer occurred.

                  (b) Any Bank may, in accordance with applicable law, at any time sell to one or more additional banks or financial institutions ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Term Note held by it; provided, that each Bank shall use reasonable efforts to offer to sell such rights and obligations to financial institutions reasonably acceptable to the Partnership and the

Agent but the ultimate decision with respect to any disposition of such rights and obligations shall be made by such Bank in its sole judgement. Each such sale shall be in a minimum amount of $2,500,000, pursuant to a Loan Transfer Supplement executed by such Purchasing Bank and such transferor Bank and received by the Agent. Upon (i) execution of such Loan Transfer Supplement, (ii) delivery of an executed copy thereof to the Partnership and receipt thereof by the Agent and (iii) payment by such Purchasing Bank to the selling Bank of the amount set forth in the related Loan Transfer Supplement and payment to the Agent of a transfer fee of $2,000, (A) such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto with the Proportionate Share set forth in such Loan Transfer Supplement, which shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a party to this Agreement and the resulting adjustment of Proportionate Shares arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Note held by it and (B) the transferor Bank thereunder shall, to the extent provided in such Loan Transfer Supplement, be released from its obligations under this Agreement and, in the case of a Loan Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto. Upon the consummation of any transfer to a Purchasing Bank pursuant to this paragraph (b), the transferor Bank, the Agent and the Partnership shall make appropriate arrangements so that, if required, a replacement Note is issued to such transferor Bank and a new Note or, as appropriate, a replacement Note, is issued to such Purchasing Bank, in each case in a principal amount reflecting their respective Proportionate Shares.

                  (c) The Agent shall maintain at its Principal Office a copy of each Loan Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and their respective Proportionate Shares. The entries in the Register shall be available for inspection by the Partnership or any Bank at any reasonable time and from time to time upon reasonable prior written notice.

                  (d) The Partnership authorizes each Financing Party to disclose to any Subparticipant or Purchasing Bank (each, a "Transferee") and any prospective Transferee on a confidential basis any and all financial and other information in such Financing Party's possession concerning the Project and the Partnership and its affiliates including, without limitation, any and all information which has been delivered to such Financing Party by or on behalf of the Partnership, either Partner or the Parent pursuant to this Agreement or which has been delivered to such Financing Party by or on behalf of the Partnership or the

Parent in connection with such Financing Party's credit evaluation of the Partnership, any other Obligor and the Project prior to becoming a party to this Agreement. Each Transferee and prospective Transferee shall agree in writing to hold such information in confidence.

                  SECTION 14.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Partnership, the Agent and each Financing Party and (subject, in the case of Transferees, to the provisions of Section 14.3 hereof) their respective successors and assigns.

                  SECTION 14.5. Right of Set-off. (a) Upon the occurrence and during the continuance of any Event of Default, each of the Financing Parties is, subject (as between the Financing Parties) to the provisions of Section 12 hereof, hereby authorized at any time and from time to time, without notice to the Partnership (any such notice being expressly waived by the Partnership) and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Financing Party in any of its offices to or for the credit or the account of the Partnership against any and all of the respective obligations of the Partnership now or hereafter existing under the Project Documents, irrespective of whether or not such Financing Party or any other Financing Party shall have made any demand hereunder and although such obligations may be contingent or unmatured and such deposits or indebtedness may be unmatured.

                  (b) A Financing Party shall promptly notify the Partnership after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Financing Parties under this Section 14.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Financing Parties may have.

                  SECTION 14.6. Release of Collateral. (a) Limitations on Releases. From time to time after the execution and delivery of the Security Documents, the Partnership may, without consent of the Majority Banks, sell, transfer or dispose of (a) any tangible property subject to the Lien of the Security Documents for which replacement items of the same character and at least equivalent fair market value and utility have been substituted and become part of the Collateral and (b) other tangible property subject to the Lien of the Security Documents that is not necessary for the proper operation of the Facility, if, at the time of such disposition and after giving effect thereto, no Default or Event of Default exists and the property subject to the Lien of the Security Documents will be adequate to operate the Facility with the capabilities described in the definition of such term in Section 1.1 hereof; provided, however, that the

Partnership shall not in any calendar year dispose of property pursuant to the foregoing clause (b) having a fair market value as of the respective time or times of sale, transfer or disposition exceeding $250,000 at any one time or $500,000 in the aggregate; and provided, further, that on or before March 31 in each year commencing with 1998, the Partnership shall deliver to the Financing Parties an Officer's Certificate certifying (i) in reasonable detail as to all sales, transfers and dispositions of property subject to the Lien of the Security Documents made pursuant to this Section 14.6 during the preceding calendar year without the consent of the Majority Banks and (ii) that all such replacement items substituted for property subject to the Lien of the Security Documents, and all instruments delivered to the Agent under the Security Documents during such year in respect of such substitutions, and in respect of releases of other property from the Lien of the Security Documents, complied with the requirements of the Security Documents and this Agreement and all conditions precedent for any release of property from the Lien of the Security Documents during such year were complied with and all action necessary to subject such replacement property to the Lien of the Security Documents has been duly taken.

                  (b) Confirmations of Releases. Upon any sale, transfer or disposition pursuant to subsection (a) above, the Lien of the Security Documents shall cease as to the property so sold, transferred or disposed of without the requirement of a formal release by the Agent; provided, however, that upon request by the Partnership, the Agent shall execute an appropriate instrument confirming the release of such property from the Lien of the Security Documents.

                  (c) Releases in Financing Parties' Discretion. Neither the Agent nor the Financing Parties shall be required to make any release of Collateral other than pursuant to subsection (a) above, but the Agent shall make any such release if requested by the Partnership and authorized by each Financing Party. Without limiting the generality of the foregoing, neither the Agent nor any of the other Financing Parties shall be required to make any release of Collateral if one or more Defaults or Events of Default shall exist. The Partnership shall deliver to each Financing Party, in connection with each request for the release of any part of the Collateral, an Officer's Certificate stating that there is, and that after giving effect to the release applied for there will be, no Default or Event of Default.

                  SECTION 14.7. Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

                  SECTION 14.8. Headings. The headings of the various sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

                  SECTION 14.9. Amendments, Etc. Neither this Agreement, any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Banks and the Issuing Bank, the Agent and the Partnership may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or the Issuing Bank or of the Partnership hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any fee payable to the Bank hereunder, or change the amount of any Bank's Proportionate Share or release any Collateral or amend, modify or waive any provision of this
Section 14.9 or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Partnership of any of its rights and obligations under this Agreement, in each case without the written consent of all the Banks and the Issuing Bank, or (b) amend, modify or waive any provision of Section 12 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and the Issuing Bank and shall be binding upon the Partnership, each of the Financing Parties and all future holders of the Notes. In the case of any waiver, the Partnership and each of the Financing Parties shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  SECTION 14.10. Survival. Without prejudice to the survival of any other agreement of the Partnership hereunder, the agreements and obligations of the Partnership contained in Sections 3A.10, 4.5, 5.3, 5.4 and 10 hereof shall survive the payment in full of the Loans and the Notes and the other Obligations and the termination of this Agreement.

                  SECTION 14.11. Existing Reimbursement Agreement. This Agreement amends and restates in its entirety the Existing Reimbursement Agreement. All references to the Existing

Reimbursement Agreement in any other agreement or document shall, unless the context otherwise requires, on and after the Effective Date, be deemed to refer to the Existing Reimbursement Agreement, as amended and restated hereby.

                  SECTION 14.12. Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York as of the day and year first above written.

                                         JAMES RIVER COGENERATION COMPANY

                                         By: COGENTRIX OF VIRGINIA, INC., a
                                             general partner



                                         By: /S/ Thomas F. Schwartz
                                            ------------------------------------
                                         Title:
                                               ---------------------------------

                                         Address for Notices:

                                         9405 Arrowpoint Boulevard
                                         Charlotte, North Carolina  28273

                                         Attention:  President (with copy to
                                         General Counsel)

                                         Telephone No.:   (704) 525-3800
                                         Telecopier No.:  (704) 529-5313


                                         By: CAPISTRANO COGENERATION COMPANY,
                                             a general partner



                                         By: /s/ Deborah L. Gronvold
                                            ------------------------------------
                                         Title: Vice President and Treasurer
                                               ---------------------------------

                                         Address for Notices:

                                         1801 Von Karman Avenue
                                         Suite 1700
                                         Irvine, California 92612-1046

                                         Attention:  Treasurer

                                         Telephone No.:      (714) 752-5588
                                         Telecopier No.:  (714) 752-5624

                                         AGENT AND ISSUING BANK

                                         CREDIT LYONNAIS



                                         By: /s/ James F. Guidera
                                            ------------------------------------
                                         Title: Vice President
                                               ---------------------------------



                                         Addresses for Notices:

                                         1301 Avenue of the Americas
                                         New York, New York  10019

                                         Attention:  James Guidera/Robert
                                                     Colvin


                                         Telephone No.:    (212) 261-7893/
                                                           (212) 261-7882
                                         Telecopier No.:   (212) 261-3421

             Banks

CREDIT LYONNAIS



By:/s/ James F. Guidera
   ------------------------------
Title: Vice President
      ---------------------------






                                           Existing Term Loan Amount:
                                              $45,417,100
                                           Additional Term Loan Amount:
                                              $34,582,900
                                           Total Term Loan Amount
                                              $80,000,000
                                           Proportionate Share:
                                              100%

Prime Rate and Eurodollar Rate Lending Office:

                  1301 Avenue of the Americas
                  New York, New York  10019




Address for Notices:

                  1301 Avenue of the Americas
                  New York, New York  10019

                  Attention:  James Guidera/Robert
                              Colvin


                  Telephone No.:    (212) 261-7893/
                                    (212) 261-7882
                  Telecopier No.:   (212) 261-3421